UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BARNES & NOBLE EDUCATION, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

August 17, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 annual meeting of stockholders of Barnes & Noble Education, Inc. (the “Company”). The Annual Meeting will be held at 9:00 am, Eastern Time, on September 20, 2017 at Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807 (the “Annual Meeting”).

Information about the Annual Meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and the Proxy Statement which follow. Also included are a proxy card and postage-paid return envelope. Proxies are being solicited on behalf of the Board of Directors of the Company.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided.

The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders, (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants for the Company’s fiscal year ending April 28, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 20, 2017: The Proxy Statement and the Company’s 2017 Annual Report to Stockholders are available online at www.bned.com/investor.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact Barnes & Noble Education, Inc.’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

Sincerely,

Michael P. Huseby Executive Chairman of the Board of Directors

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2017

The Annual Meeting of Stockholders of Barnes & Noble Education, Inc. (the “Company”) will be held at 9:00 am, Eastern Time, on September 20, 2017 at Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807 for the following purposes:

1.	To elect two directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To amend our Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders;

3.	To vote on an advisory (non-binding) vote to approve executive compensation;

4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accountants for the Company’s fiscal year ending April 28, 2018; and

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Only holders of record of common stock of the Company as of the close of business on August 2, 2017 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders, (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 28, 2018.

Sincerely,

Suzanne E. Andrews Vice President, General Counsel and
Corporate Secretary
Basking Ridge, New Jersey

August 17, 2017

The Board of Directors urges you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided.

PROXY STATEMENT SUMMARY

The following summary highlights information relating to the 2017 annual meeting of stockholders (the “Annual Meeting”) and executive compensation and corporate governance matters. Additional information is included in this Proxy Statement.

2017 Annual Meeting of Stockholders for Barnes & Noble Education, Inc.

General Information
Time and Date	September 20, 2017 at 9:00 am (Eastern Time)
Place	Bridgewater Marriott 700 Commons Way Bridgewater, NJ 08807
Record Date	August 2, 2017
Voting Matters and Recommendations
Voting Matter	Board of Directors Recommendations
Election of two Directors	FOR ALL NOMINEES
Amendment to Certificate of Incorporation to declassify the Board of Directors	FOR
Vote in an advisory non-binding capacity to approve compensation for our named executive officers	FOR
Ratification of Ernst & Young LLP as the independent registered public accountants for fiscal year ending April 28, 2018	FOR

The Board of Directors and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in the Company and supports long-term value creation. The Company has implemented and fostered a culture of good corporate governance, which includes the following:

Governance Highlights

✓     We are submitting a proposal to stockholders at the Annual Meeting to declassify the Board of Directors and elect all directors annually

✓     None of our Director nominees serve on an excessive number of Board of Directors

✓     A majority of executive pay is tied to performance-based and equity incentives

✓     The Board of Directors follows Corporate Governance Guidelines

✓     Each committee of our Board of Directors has a published charter that is reviewed and discussed at least annually

✓     We adopted a Corporate Social Responsibility Policy

✓     The Board of Directors has a Lead Independent Director

✓     We are committed to maintaining an active dialogue with our stockholders. Over the past year, we have reached out to stockholders owning approximately 40% of outstanding common shares to discuss governance and/executive compensation issues

✓     Each committee of our Board of Directors is 100% comprised of independent Directors

✓     Independent Directors and Board of Director committees meet regularly and frequently without management present

✓     Our Corporate Governance and Nominating Committee oversees our Board of Directors’ annual self-evaluation

The Board of Directors and management seek to align the executive compensation program with the Company’s business strategy to attract, retain, and engage the talent we need to compete in our industry, and to align management with stockholders’ interests. The table below highlights key aspects of our executive compensation program.

Executive Compensation Highlights

✓     Performance-based equity awards earned are subject to an additional one year time-based vesting period

✓     Non-employee directors and executive officers are subject to stock ownership guidelines

✓     Incentive awards granted are subject to clawback and/or recoupment policies under the Equity Incentive Plan and Executive Incentive Compensation Clawback Policy

✓     Long-term incentives comprise a significant portion of target compensation for executive officers

✓     The vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination of employment

✓     Restricted stock awards are generally subject to a one-year minimum vesting period

✓     The Equity Incentive Plan does not provide for any tax gross-ups

✓     Named executive officers are only entitled to limited perquisites

✓     Our compensation program is designed to attract, retain, and engage the talent needed to compete in our industry and align management with stockholders’ interests

✓     Directors and executive officers are prohibited from hedging or pledging our stock

✓     The Equity Incentive Plan prohibits the repricing of awards without stockholder approval

BARNES & NOBLE EDUCATION, INC.

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2017

INTRODUCTION

This Proxy Statement and enclosed proxy card are being furnished commencing on or about August 17, 2017 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of Barnes & Noble Education, Inc., a Delaware corporation (the “Company”), of proxies for use at its annual meeting of stockholders to be held on September 20, 2017 (the “Annual Meeting”), and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders, (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 28, 2018.

Stockholders Entitled to Vote

Only holders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of the close of business on August 2, 2017 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 46,516,890 shares of Common Stock were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting.

How to Vote

Your vote is very important to the Board of Directors no matter how many shares of our Common Stock you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting in person at the Annual Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed proxy card to vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders, (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants for the Company’s fiscal year ending April 28, 2018. If you submit your executed proxy card or otherwise vote by telephone or by Internet, your shares will be voted in accordance with your instructions; however, if you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board of Directors’ recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the Annual Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. If you later decide to attend the Annual Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is the stockholder of record for purposes of voting and is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, which includes all matters on the agenda other than the ratification of the appointment of the independent registered public accountants. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR all items on the agenda by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your shares held in street name in person at the Annual Meeting, you must obtain a “legal proxy” from your custodian and provide it at the Annual Meeting.

Questions on How to Vote

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

Quorum and Votes Required

Quorum

The presence in person or by proxy at the Annual Meeting of the holders of shares of Common Stock of the Company having a majority of the voting power of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum.

Votes Required

The two nominees for director receiving the highest vote totals will be elected as directors of the Company.

Approval of the amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders requires the affirmative vote of a majority of outstanding shares of Common Stock entitled to vote on this matter.

As an advisory vote, the approval of the compensation of the Company’s named executive officers is not binding. However, the Company will consider the affirmative vote of a majority of the votes cast on the proposal as approval of the proposal.

Approval of the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants requires the affirmative vote of a majority of the votes cast on the proposal.

Withheld Votes, Abstentions and Broker Non-Votes

With respect to the proposal to elect directors, withheld votes and any “broker non-votes” are not counted in determining the outcome of the election. A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question.

With respect to the proposal to approve the amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors, “broker non-votes” and abstentions will have the same effect as a vote against the proposal.

With respect to the proposal regarding approval, on an advisory basis, of compensation of the Company’s named executive officers, abstentions and any “broker non-votes” will not be included in the votes cast and, as such, will have no effect on the outcome of this proposal.

With respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants, abstentions will not be included in the votes cast and, as such, will have no effect on the outcome of this proposal.

Withheld votes, abstentions and any “broker non-votes” will be included in determining whether a quorum is present.

Attendance at the Annual Meeting

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and guests of the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Annual Meeting, or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Annual Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Annual Meeting, you must also provide a “legal proxy” obtained from your custodian.

How to Revoke Your Proxy

Your proxy is revocable. The procedure you must follow to revoke your proxy depends on how you hold your shares.

If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by submitting another valid proxy (whether by telephone, the Internet or mail) or by providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the Annual Meeting. Only the latest-dated validly executed proxy will count. You also may revoke any previously submitted proxy and vote your shares in person at the Annual Meeting; however, simply attending the Annual Meeting without taking one of the above actions will not revoke your proxy.

If you hold shares in street name, in general, you may revoke a previously submitted voting instruction by submitting to your custodian another valid voting instruction (whether by telephone, the Internet or mail) or a signed letter of revocation. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

RECENT MANAGEMENT CHANGES

On July 19, 2017, Max J. Roberts resigned as Chief Executive Officer of the Company and tendered his resignation as a member of the Board of Directors of the Company, each effective as of September 19, 2017. On July 19, 2017, the Board of Directors appointed Michael P. Huseby, the Company’s Executive Chairman, to the position of Chief Executive Officer and Chairman of the Board of Directors, effective September 19, 2017.

PROPOSAL ONE: ELECTION OF DIRECTORS

Introduction

The Board of Directors currently consists of seven directors. The directors are divided into three classes, consisting of three Class II directors, Max J. Roberts, who is resigning effective September 19, 2017, and David G. Golden and Jerry Sue Thornton, whose terms expire at the Annual Meeting, two Class III directors, Daniel A. DeMatteo and John R. Ryan, whose terms expire at the 2018 annual meeting of stockholders, and two Class I directors, Michael P. Huseby and David A. Wilson, whose terms expire at the 2019 annual meeting of stockholders. In connection with Mr. Roberts’ resignation from the Board of Directors, Mr. Golden and Ms. Thornton are the only two Class II directors who have been nominated for re-election, and, as a result of the vacancy, the Board of Directors has chosen to reduce its size from seven to six directors.

At the Annual Meeting, stockholders are being asked to vote on a proposal (Proposal Two) to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders (the “Declassification Amendment”). If the Declassification Amendment is approved by stockholders, in order to make the declassification of the Board of Directors effective at the 2018 annual meeting of stockholders, each member of our Board of Directors whose term does not expire at the 2018 annual meeting (the Class I and Class II directors) will resign and be re-appointed to a term that will expire at the 2018 annual meeting of stockholders. All six directors will then stand for election to a one-year term at the 2018 annual meeting of stockholders. If Proposal Two is not approved, directors will continue to be elected and serve for three year terms. For more information about the Declassification Amendment, please see “Proposal Two: Approval of an Amendment to Amended and Restated Certificate of Incorporation to Provide for Annual Election of All Directors.”

Information Concerning the Directors and the Board of Directors’ Nominees

Background information with respect to the Board of Directors and the Board of Directors’ nominees for election as directors appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

Name	Age	Director Since	Position
Nominees for Election at the Annual Meeting
David G. Golden*	59	2015	Director
Jerry Sue Thornton*	70	2015	Director
Other Directors
Daniel A. DeMatteo*	69	2015	Director
Michael P. Huseby	62	2015	Executive Chairman
David A. Wilson*	76	2015	Director
John R. Ryan*	72	2015	Director

*	Independent for purposes of the New York Stock Exchange (“NYSE”) listing standards.

At the Annual Meeting, two directors will be elected as Class II directors. David G. Golden and Jerry Sue Thornton are the Board of Directors’ nominees for election as directors at the Annual Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2020 and until his or her successor is elected and qualified; however, if Proposal Two is approved, each of these directors intends to submit a resignation and be appointed to a term ending at the 2018 annual meeting of stockholders as described under “Proposal Two: Approval of an Amendment to Amended and Restated Certificate of Incorporation to Provide for Annual Election of All Directors.” Both of the nominees have consented to be named in this Proxy Statement and to serve on the Board of Directors, if elected. However, if either nominee is unable to serve or for good cause will not serve, proxies may be voted for a substitute designated by the Board of Directors.

Nominees for Election as Director

The following individuals are nominees for director at the Annual Meeting. The Board of Directors unanimously recommends a vote FOR each of the below nominees for director using the enclosed proxy card.

David G. Golden was elected as a director in August 2015. Mr. Golden served as a director of Barnes & Noble, Inc. (“Barnes & Noble”) from October 2010 until the Company’s separation from Barnes & Noble in August 2015 (the “Spin Off”). Mr. Golden has been a Managing Partner at Revolution Ventures, an early-stage venture affiliate of Revolution LLC, since January 2013. From March 2006 until December 2011, Mr. Golden was a Partner, Executive Vice President and Strategic Advisor at Revolution LLC, a private investment company. Mr. Golden also served as Executive Chairman of Code Advisors, a private merchant bank focused on the intersections of technology and media from its founding in 2010 through 2012. Previously, Mr. Golden served in various senior positions over an 18-year period at JPMorgan Chase & Co. (“JPMorgan”), a financial services firm, and a predecessor company, Hambrecht & Quist, Inc. (“Hambrecht & Quist”). Prior to that, Mr. Golden worked as a corporate attorney at Davis Polk & Wardwell LLP. Mr. Golden is a member of the Board of Directors of Blackbaud, Inc., where he currently serves on its Audit Committee. Mr. Golden also is a member of the Advisory Board of Directors of Granite Ventures LLC, a technology venture capital firm, and Partners for Growth LLC, a venture lending firm, and he is a director of several private companies. He is a graduate of Harvard College and Harvard Law School, where he was an editor of The Harvard Law Review.

Qualifications, Experience, Attributes and Skills. Mr. Golden has over 20 years of technology and finance experience as an investment banker specializing in the technology sector at JPMorgan, Hambrecht & Quist, and more recently as a managing partner and executive of Revolution Ventures and Executive Chairman of Code Advisors LLC. Mr. Golden’s technology experience also includes his service as a director and Advisory Board of Directors member of several technology companies including Blackbaud, Inc., a global provider of software services specifically designed for nonprofit organizations. Mr. Golden’s finance experience at Hambrecht & Quist and JPMorgan included significant work with mergers, capital markets and principal investing, and he has participated as lead merger advisor, equity underwriter or investor on over 150 transactions. Given this experience, Mr. Golden brings to the Board of Directors substantial knowledge of the technology sector and meaningful insight into the financial, strategic and capital-related issues technology companies face.

Jerry Sue Thornton was elected as a director in August 2015. Dr. Thornton currently serves as Chief Executive Officer of Dream Catcher Educational Consulting, a consulting firm that provides coaching and professional development for newly selected college and university presidents. She previously served as President of Cuyahoga Community College from 1992 to 2013 (for which she is now President Emeritus). Prior to serving in that role, she was President of Lakewood College in Minnesota from 1985 to 1991. She also serves as a director of FirstEnergy Corp., Applied Industrial Technologies, Inc. and RPM International Inc. She served as a director of American Greetings Corporation from 2000 until it became a private corporation in 2013.

Qualifications, Experience, Attributes and Skills. Dr. Thornton has extensive executive leadership and management experience in higher education as well as public corporate Board of Directors experience. She served on the Board of Directors of National City Corporation (banking) and American Family Insurance, as well as other public companies where she served on numerous key Board of Directors committees. Dr. Thornton also served as one of two independent directors on the Special Committee of the Board of Directors involved in the acquisition of MBS Textbook Exchange, LLC. She is a recognized leader in the Northeast Ohio community and the State of Ohio. She has over 40 years of higher education work experience with 32 years in leadership positions. Dr. Thornton brings to the Board of Directors broad leadership and business skills, together with her extensive Board of Directors service for public companies and community organizations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE USING THE ENCLOSED PROXY CARD.

Other Directors

Daniel A. DeMatteo was elected as a director in August 2015. Mr. DeMatteo has served as Gamestop, Inc.’s Director and Executive Chairman since June 2010, and previously held other roles with Gamestop, including Chief Executive Officer from August 2008 to June 2010, Vice Chairman and Chief Operating Officer from March 2005 to August 2008, and President and Chief Operating Officer of Gamestop or its predecessor companies since November 1996. Mr. DeMatteo has served as an executive officer in the video game industry since 1988.

Qualifications, Experience, Attributes and Skills. Mr. DeMatteo brings to the Board of Directors over 25 years of experience as an executive officer, including 19 years of experience growing Gamestop and its predecessor companies into the world’s largest multichannel video game retailer. As one of the founders of Gamestop, Mr. DeMatteo has demonstrated a record of leadership, innovation and achievement. With his experience in the roles of Executive Chairman, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer, Mr. DeMatteo provides the Board of Directors a unique and valuable perspective on corporate operations, strategy and business, including his perspective on the formula for success that has brought Gamestop to its current industry-leading position. The Board of Directors also benefits from Mr. DeMatteo’s entrepreneurial spirit and his extensive network of contacts and relationships within the retail industry.

John R. Ryan was elected to the Board of Directors in July 2015 and currently serves as the Lead Independent Director. Vice Admiral Ryan served as director of Barnes & Noble from July 2014 until the Spin-Off. Vice Admiral Ryan joined the Center for Creative Leadership’s Board of Directors of Governors in 2002 and has served as its President and Chief Executive Officer since 2007. From 2005 to 2007, he served as Chancellor of the State University of New York. Previously, Vice Admiral Ryan served as President of the State University of New York Maritime College from 2002 to 2005, Interim President of the State University of New York at Albany from 2004 to 2005 and Superintendent of the United States Naval Academy, Annapolis, Maryland from 1998 to 2002. Vice Admiral Ryan served in the United States Navy from 1967 until his retirement in 2002, including as Commander of the Fleet Air Mediterranean from 1995 to 1998, Commander of the Patrol Wings for the United States Pacific Fleet from 1993 to 1995 and Director of Logistics for the US Command from 1991 to 1993. Vice Admiral Ryan is also the lead director of CIT Group, Inc. and was a director of Cablevision Systems Corporation from 2002 until it was acquired by the Altice Group in June 2016.

Qualifications, Experience, Attributes and Skills. Vice Admiral Ryan has a total of more than 35 years in military service, more than 10 years as a leader at major universities, and over a decade of executive and Board of Directors-level experience, including his service as lead director of CIT Group. Vice Admiral Ryan has substantial experience serving on public company Board of Directors undergoing strategic transactions, such as separations, including serving as a director of Cablevision during its 2010 spinoff of Madison Square Garden, L.P., its 2011 spinoff of AMC Networks, Inc., and its 2013 sales of Clearview Cinemas and Optimum West to Bow Tie Cinemas and Charter Communications, respectively. Vice Admiral Ryan has also gained experience through the acquisition of Cablevision Systems Corporation by the Altice Group in June 2016, and was one of two independent directors on the Special Committee of the Board of Directors involved in the acquisition of

MBS Textbook Exchange, LLC. This experience allows Vice Admiral Ryan to bring to the Board of Directors leadership and expertise in managing large complex organizations, and in particular the environment in which the Company operates.

Michael P. Huseby was a member of the Board of Directors of Barnes & Noble from January 2014 and served as the Chief Executive Officer of Barnes & Noble until the complete legal and structural separation of the Company from Barnes & Noble on August 2, 2015. He was elected to the Board of Directors of the Company and was appointed Executive Chairman effective August 2, 2015. Effective on September 19, 2017, Mr. Huseby will serve as Chief Executive Officer of the Company in addition to his role as Executive Chairman of the Board of Directors. Previously, Mr. Huseby was appointed President of Barnes & Noble in July 2013, and Chief Financial Officer of Barnes & Noble in March 2012. From 2004 to 2011, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Cablevision Systems Corporation, a leading telecommunications and media company, which was acquired by the Altice Group in June 2016. He served on the Cablevision Systems Corporation Board of Directors in 2000 and 2001. Prior to joining Cablevision, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Charter Communications, Inc., a large cable operator in the United States. Mr. Huseby served on the Board of Directors of Charter Communications from May 2013 through May 2016. Mr. Huseby served as Executive Vice President, Finance and Administration, of AT&T Broadband, a leading provider of cable television services from 1999 to 2002, when it was sold to Comcast Corporation. In addition, Mr. Huseby spent over 20 years at Arthur Andersen, LLP and Andersen Worldwide, S.C., where he held the position of Global Equity Partner serving a myriad of clients, including a number of large publicly-traded companies. Mr. Huseby serves on the Board of Directors of CommerceHub, Inc., a cloud-based e-commerce fulfillment and marketing software platform company listed on Nasdaq.

Qualifications, Experience, Attributes and Skills. Mr. Huseby has more than 20 years of financial and executive experience, having served as a senior executive at Barnes & Noble, Cablevision Systems Corporation and AT&T Broadband. Mr. Huseby’s experience also includes his service as a director and audit committee member of Charter Communications and CommerceHub, Inc., and as a member of Cablevision Systems Corporation’s Board of Directors. This experience allows Mr. Huseby to bring to the Board of Directors substantial knowledge and a wide range and depth of insights in technology, retail, financial, business and matters unique to publicly-traded companies.

David A. Wilson was elected to the Board of Directors in July 2015. Dr. Wilson served as a director of Barnes & Noble from October 2010 until the Spin-Off. From 1995 to December 2013, Dr. Wilson served as President and Chief Executive Officer of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education that provides the Graduate Management Admission Test (GMAT). From 2009 to 2010, Dr. Wilson was a director of Terra Industries Inc., a producer and marketer of nitrogen products, where he was a member of the audit committee. From 2002 to 2007, Dr. Wilson was a director of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), an operator of an international network of licensed campus-based and online universities and higher education institutions, where he was chairman of the audit committee beginning in 2003. From 1978 to 1994, Dr. Wilson was employed by Ernst & Young LLP (and its predecessor, Arthur Young & Company), serving as an Audit Principal through 1981, as an Audit Partner from 1981 to 1983 and thereafter in various capacities including Managing Partner, National Director of Professional Development, Chairman of Ernst & Young’s International Professional Development Committee and as a director of the Ernst & Young Foundation. From 1968 to 1978, Dr. Wilson served as a faculty member at Queen’s University (1968-1970), the University of Illinois at Urbana-Champaign (1970-1972), the University of Texas (1972-1978), where he was awarded tenure, and Harvard Business School (1976-1977). Dr. Wilson is also on the Board of Directors of CoreSite Realty Corporation, a publicly-traded real estate investment trust, and serves as lead director, chair of the audit committee, and a member of the compensation committee. In November 2015, he was elected as Trustee of Johnson & Wales University, a not-for-profit institution, and serves as chair of its audit committee and as a member of its finance and budget committee.

Qualifications, Experience, Attributes and Skills. Dr. Wilson has a total of more than 30 years of executive and Board of Directors-level experience, including serving on the Board of Directors of Terra Industries Inc. and Laureate Education, Inc. while those companies were involved in strategic transactions, as well as serving as President and Chief Executive Officer of the Graduate Management Admission Council. Dr. Wilson also has more than 16 years of financial and accounting expertise, including as an Audit Partner at Ernst & Young LLP (and its predecessor, Arthur Young & Company). This experience allows Dr. Wilson to bring to the Board of Directors substantial financial and accounting knowledge and valuable insights.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board of Directors met ten (10) times during the Company’s fiscal year 2017, which ended April 29, 2017 (“Fiscal 2017”). All directors attended at least 75% of all meetings of the Board of Directors and committees of which he or she was a member.

Based on information supplied to it by the directors, the Board of Directors has affirmatively determined that each of Daniel A. DeMatteo, David G. Golden, John R. Ryan, Jerry Sue Thornton and David A. Wilson is “independent” under the listing standards of the NYSE, and has made such determinations based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any such commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The Board of Directors also formed a special committee in 2016 to review and evaluate a potential business combination with MBS Textbook Exchange, LLC (the “Special Committee”) which was completed in Fiscal 2017.

Audit Committee. The responsibilities of the Audit Committee include, among other duties:

•	overseeing the quality and integrity of our financial statements, accounting practices and financial information we provide to the SEC or the public;

•	reviewing our annual and interim financial statements, the report of our independent registered public accounting firm on our annual financial statements, Management’s Report on Internal Control over Financial Reporting and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	selecting and appointing an independent registered public accounting firm;

•	pre-approving all services to be provided to us by our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm and our management the accounting firm’s significant findings and recommendations upon the completion of the annual financial audit and quarterly reviews;

•	reviewing and evaluating the qualification, performance, fees and independence of our registered public accounting firm;

•	meeting with our independent registered public accounting firm and our management regarding our internal controls, critical accounting policies and practices, and other matters;

•	discussing with our independent registered public accounting firm and our management earnings releases prior to their issuance;

•	overseeing the Company’s enterprise risk assessment and management;

•	overseeing our internal audit function;

•	reviewing and approving related party transactions (see “Certain Relationships and Related Transactions” below); and

•	overseeing our compliance program, response to regulatory actions involving financial, accounting and internal control matters, internal controls and risk management policies.

The Board of Directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Audit Committee currently are Dr. David A. Wilson (Chair), Daniel A. DeMatteo and David G. Golden. In addition to meeting the independence standards of the NYSE listing standards, each member of the Audit Committee meets the independence standards established by the SEC for audit committee members and our Corporate Governance Guidelines. The Board of Directors has also determined that each of Dr. Wilson, Mr. DeMatteo and Mr. Golden is financially literate for purposes of the NYSE listing standards and has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Audit Committee met eight (8) times during Fiscal 2017.

Compensation Committee. The responsibilities of the Compensation Committee include, among other duties:

•	setting and reviewing our general policy regarding executive compensation;

•	determining the compensation of our Chief Executive Officer and other executive officers;

•	approving employment agreements for our Chief Executive Officer and other executive officers;

•	reviewing the benefits provided to our Chief Executive Officer and other executive officers;

•	overseeing our overall compensation structure, practices and benefit plans;

•	administering our executive bonus and equity-based incentive plans; and

•	assessing the independence of compensation consultants, legal counsel and other advisors to the Compensation Committee and hiring, approving the fees and overseeing the work of, and terminating the services of such advisors.

The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Compensation Committee currently are David G. Golden (Chair), Daniel A. DeMatteo, Vice Admiral John R. Ryan and Dr. Jerry Sue Thornton. All members of the Compensation Committee meet the independence standards of the NYSE listing standards and our Corporate Governance Guidelines. The members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 under the Securities Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)).

The Compensation Committee met six (6) times during Fiscal 2017. The Compensation Committee has engaged Mercer, an independent consulting firm, to provide information, analyses and advice regarding executive compensation and other matters. For further discussion of the nature and scope of the independent compensation consultant’s assignment, see the “Compensation Discussion and Analysis-Roles of the Compensation Committee, Management and our Compensation Consultant in Determining the Compensation of our Named Executive Officers-Role of the Compensation Consultant” section of this Proxy Statement.

Corporate Governance and Nominating Committee. The responsibilities of the Corporate Governance and Nominating Committee include, among other duties:

•	overseeing our corporate governance practices;

•	reviewing and recommending to our Board of Directors amendments to our committee charters and other corporate governance guidelines;

•	reviewing and making recommendations to our Board of Directors regarding the structure of our various Board of Directors committees;

•	identifying, reviewing and recommending to our Board of Directors individuals for election to the Board of Directors;

•	adopting and reviewing policies regarding the consideration of Board of Directors candidates proposed by stockholders and other criteria for Board of Directors membership; and

•	overseeing our Board of Directors’ annual self-evaluation.

The Board of Directors has adopted a written charter setting out the functions of the Corporate Governance and Nominating Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

The members of the Corporate Governance and Nominating Committee currently are Vice Admiral John R. Ryan (Chair), Dr. Jerry Sue Thornton and Dr. David A. Wilson.

The Corporate Governance and Nominating Committee consists entirely of independent directors, each of whom meet the independence requirements set forth in the listing standards of the NYSE and our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee met four (4) times during Fiscal 2017.

Special Committee. On January 27, 2016, the Board of Directors approved the formation of the Special Committee consisting of Dr. Jerry Sue Thornton and Vice Admiral John R. Ryan, each an independent and disinterested member of the Board of Directors, to review and evaluate the potential acquisition of MBS Textbook Exchange, LLC (“MBS”), which was owned by a significant stockholder of the Company. The Special Committee, with the assistance of its independent legal and financial advisors, negotiated the terms of the purchase agreement and made a recommendation to the Board of Directors regarding the related party transaction, as described in more detail under “Certain Relationships and Related Transactions - Related Party Transactions” on page 42. The Special Committee met approximately 15 times during Fiscal 2017, in addition to its members participating in numerous calls and e-mail correspondence to discuss and analyze the transaction.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have ever been an employee of the Company, and none of them had a relationship requiring disclosure in this Proxy Statement under Item 404 of SEC Regulation S-K. None of the Company’s executive officers serve or in Fiscal 2017 served, as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or the Company’s Compensation Committee.

Director Qualifications and Nominations

Minimum Qualifications

The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE listing standards and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment, and willingness to devote adequate time to Board of Directors duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Corporate Governance and Nominating Committee believes that each director should have a basic understanding of (a) the principal operational and financial objectives and plans and strategies of the Company, (b) the results of operations and financial condition of the Company and of any significant subsidiaries or businesses, and (c) the relative standing of the Company and its businesses in relation to its competitors.

The Company does not have a specific policy regarding the diversity of the Board of Directors. Instead, the Corporate Governance and Nominating Committee considers the Board of Directors’ overall composition when considering director candidates, including whether the Board of Directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the Corporate Governance and Nominating Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board of Directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Nominating Process

Although the process for identifying and evaluating candidates to fill vacancies and/or reduce or expand the Board of Directors will inevitably require a practical approach in light of the particular circumstances at such time, the Board of Directors has adopted the following process to guide the Corporate Governance and Nominating Committee in this respect. The Corporate Governance and Nominating Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (as described below), Company management and independent third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. If a vacancy arises or the Board of Directors decides to expand its membership, the Corporate Governance and Nominating Committee may ask each director to submit a list of potential candidates for consideration. The Corporate Governance and Nominating Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board of Directors. At that time, the Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders, if any, in accordance with the procedures described below, or by the Company’s management and, if the Corporate Governance and Nominating Committee deems it necessary, retain an independent third-party search firm to provide potential candidates. The Corporate Governance and Nominating Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board of Directors members, Company management, independent third-party search firms or other sources.

After completing this process, the Corporate Governance and Nominating Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidate(s), the Corporate Governance and Nominating Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Corporate Governance and Nominating Committee Chair will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Corporate Governance and Nominating Committee. All such interviews include only the candidate and one or more Corporate Governance and Nominating Committee members. Based upon interview results and appropriate background checks, the Corporate Governance and Nominating Committee then decides whether it will recommend the candidate’s nomination to the full Board of Directors.

When nominating a sitting director for re-election, the Corporate Governance and Nominating Committee will consider the director’s performance on the Board of Directors and its committees and the director’s qualifications in respect of the criteria referred to above.

Consideration of Stockholder-Nominated Directors

In accordance with its charter, the Corporate Governance and Nominating Committee will consider candidates for election to the Board of Directors at a stockholder meeting if submitted by a stockholder in a timely manner. Any stockholder wishing to submit a candidate for consideration for election at a stockholder meeting should send the following information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other Board of Directors and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors;

•	A description of any arrangements or understandings between the candidate and the Company and/or the stockholder; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

In accordance with the charter of the Corporate Governance and Nominating Committee, in order for the Corporate Governance and Nominating Committee to consider a candidate submitted by a stockholder for election at a stockholder meeting, the Company must receive the foregoing information not less than 90 days, nor more than 120 days, prior to such meeting. The Company’s Corporate Secretary will promptly forward such materials to the Corporate Governance and Nominating Committee. The Company’s Corporate Secretary also will maintain copies of such materials for future reference by the Corporate Governance and Nominating Committee when filling Board of Directors positions.

Additionally, the Corporate Governance and Nominating Committee will consider stockholder nominated candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the Corporate Governance and Nominating Committee deems necessary or appropriate. In any such event, any stockholder wishing to submit a candidate for consideration should send the above-listed information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

Certain Board of Directors’ Policies and Practices

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines applicable to the members of the Board of Directors. The Board of Directors has also adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, directors, agents and representatives, including consultants. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.bned.com. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any stockholder who requests them in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.

Board of Directors Leadership Structure; Lead Independent Director

The Chairman of the Board of Directors, or the Executive Chairman, is selected by the members of the Board of Directors, and may or may not be an officer of the Company. Currently, Mr. Huseby, an officer of the Company, serves as the Executive Chairman. Prior to the resignation of Mr. Roberts, the positions of the

Executive Chairman and Chief Executive Officer (“CEO”) were separate, and Mr. Roberts reported directly to the Executive Chairman, while Mr. Huseby reported directly to the Board of Directors. The Board of Directors determined that the structure was appropriate at that time, in that it enabled Mr. Roberts to focus on his role as CEO of the Company while enabling Mr. Huseby to continue to provide leadership on policy at the Board of Directors level. No formal policy exists requiring such separation.

Following Mr. Roberts’ resignation and Mr. Huseby’s appointment to CEO, effective September 19, 2017, the roles of CEO and Executive Chairman will be combined. The Company believes that a combined CEO and Executive Chairman role is appropriate because it provides an efficient and effective leadership structure for the Company following Mr. Roberts’ departure. It promotes alignment between the Board of Directors and management on the Company’s strategic objectives, facilitates effective presentation of information to enable the Board of Directors to fulfill its responsibilities, and allows for productive and effective Board of Directors’ meetings. The Board of Directors believes that the right Board of Directors leadership structure should, among other things, be determined by the needs and circumstances of the Company and the then current membership of the Board of Directors, and that the Board of Directors should remain adaptable to shaping the leadership structure as those needs and circumstances change.

In addition, in accordance with the Corporate Governance Guidelines, non-management directors meet in executive sessions at every Board of Directors meeting. Independent directors also meet at least once a year in an executive session of only independent directors. Currently, all of the non-management directors are independent directors. Vice Admiral John R. Ryan is currently the Lead Independent Director. The Lead Independent Director, among other things, (a) acts as a liaison between the independent directors and the Company’s management, (b) presides at the executive sessions of non-management and independent directors, and has the authority to call additional executive sessions as appropriate, (c) chairs Board of Directors meetings in the Executive Chairman’s absence, (d) coordinates with the Executive Chairman on agendas and schedules for Board of Directors meetings, and information sent to the Board of Directors, reviewing and approving these as appropriate, and (e) is available for consultation and communication with major stockholders as appropriate.

Risk Oversight

The Board of Directors’ primary function is one of oversight. In connection with its oversight function, the Board of Directors oversees the Company’s policies and procedures for managing risk. The Board of Directors administers its risk oversight function primarily through its Committees. Board of Directors Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk assessment. The Audit Committee reviews the Company’s risk assessment and risk management policies and the Audit Committee reports to the Board of Directors on the Company’s enterprise risk assessment. The Compensation Committee oversees compensation risk through its review of compensation practices and assessment of the potential impact of those practices on risk-taking.

Communications Between Stockholders and the Board of Directors

Stockholders and other interested persons seeking to communicate with the Board of Directors should submit any communications in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors (including the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All Board of Directors members are expected to attend in person the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. All of the Board of Directors members attended the 2016 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of July 20, 2017, unless otherwise indicated, by each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Except as otherwise noted, to the Company’s knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
Five Percent Stockholders
Abrams Capital Management, L.P. (2)	8,771,492	18.86%
Leonard Riggio (3)	7,617,009	16.37%
BlackRock, Inc. (4)	4,927,395	10.59%
Dimensional Fund Advisors LP (5)	3,916,916	8.42%
The Vanguard Group, Inc. (6)	3,223,012	6.93%
Daniel R. Tisch (7)	3,161,212	6.80%
Directors and Named Executive Officers (8)
Daniel A. DeMatteo (9)	9,216	*
David G. Golden	48,424	*
John R. Ryan (9)	12,625	*
Jerry Sue Thornton (9)	9,216	*
David A. Wilson (9)	36,053	*
Max J. Roberts (10)	462,394	*
Michael P. Huseby (10) (11)	269,017	*
Barry Brover (10) (11)	107,509	*
Kanuj Malhotra (10) (11)	101,198	*
Patrick Maloney (10) (11)	194,344	*
All directors and executive officers as a group (20 persons) (12)	1,609,688	3.46%

*	Less than 1%
(1)	Pursuant to SEC rules, shares of our Common Stock that an individual or group has a right to acquire within 60 days after July 20, 2017 pursuant to the vesting of restricted stock units are deemed to be beneficially owned by that individual or group and outstanding for the purpose of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. Footnote (9) sets forth the number of restricted stock units that are included as beneficially owned.
(2)	4,770,647 of the shares reported are held for the account of Abrams Capital Partners II, L.P., Abrams Capital, LLC may be deemed to beneficially own 5,602,913 of the shares reported, and David C. Abrams, Abrams Capital Management, L.P. and Abrams Capital LLC may be deemed to beneficially own all of such shares. The address of such persons is listed as 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116.
(3)

Mr. Riggio’s holdings are comprised of (a) 3,599,781 shares held by Mr. Riggio, (b) 1,464,134 shares owned by LRBKS Holdings, Inc. (a Delaware corporation beneficially owned by Mr. Riggio and his wife), and (c) 2,553,094 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees. The address of Mr. Riggio is in the care of Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.
(4)	BlackRock, Inc. has the sole power to vote 4,640,202 shares and sole power to direct the disposition of 4,737,834 shares. The address of such persons is listed as 55 East 52nd Street, New York, New York 10001.
(5)	The address of such persons is listed as Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(6)	The Vanguard Group has sole power to vote 47,160 shares, sole power to direct the disposition of 2,951,212 shares and shared power to direct the disposition of 46,035 shares. The address of such persons is listed as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)	Daniel R. Tisch had sole voting power and sole investment power with respect to 3,161,212 shares of Common Stock of the Company, including 1,340,000 shares registered in the name of TowerView LLC, 460 Park Avenue, New York, New York 10022 and 1,170,000 shares registered in the name of DT Four Partners II, LLC, 655 Madison Avenue, 11th Floor, New York, New York 10065. TowerView LLC and DT Four Partners II, LLC are Delaware limited liability companies, the sole manager of which is Daniel R. Tisch.
(8)	The address of all of the officers and directors listed above are in the care of Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920.
(9)	Does not include 12,371 restricted stock units for which the director has elected to defer receipt and which do not have current voting rights.
(10)	Includes for each officer the following restricted stock units that will vest on or before September 20, 2017, but do not currently have voting rights: Mr. Roberts-115,670 (such shares will be forfeited on September 19, 2017 in connection with Mr. Robert’s announced retirement); Mr. Huseby-76,701; Mr. Brover-22,582; Mr. Maloney-59,171; and Mr. Malhotra-17,353. Includes for each officer the following performance shares that have current voting rights, but are subject to forfeiture if certain performance goals are not attained: Mr. Roberts-106,355; Mr. Huseby-59,085; Mr. Brover-19,695; Mr. Maloney-60,425; and Mr. Malhotra-16,740. Does not include restricted stock units scheduled to vest after September 20, 2017.
(11)	Does not include the following performance share units which do not have current voting rights: Mr. Huseby-211,538; Mr. Brover-47,051 Mr. Maloney-94,102; and Mr. Malhotra-47,051.
(12)	For directors and officers as a group, includes an aggregate of 12,371 shares of restricted stock held by a director; 432,466 restricted stock units that will vest on or before September 16, 2017 held by officers and 392,291 performance shares held by officers.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis summarizes the material elements of our compensation program for our named executive officers (“NEOs”). For Fiscal 2017, our NEOs were:

Named Executive Officer	Position
Max J. Roberts	Chief Executive Officer
Michael P. Huseby	Executive Chairman
Barry Brover	Chief Financial Officer
Kanuj Malhotra	Chief Strategy & Development Officer; Chief Operating Officer, Digital Education
Patrick Maloney	Executive Vice President and Chief Operating Officer; President, Barnes & Noble College

Executive Summary

Our executive compensation program is designed to align with our business strategy: attract, retain, and engage the talent we need to compete in our industry, and align management with stockholders’ interests. Fiscal 2017 was our first full year as a standalone public company following our legal and structural separation from Barnes & Noble, Inc. on August 2, 2015 (the “Spin-Off”). Since that time, our Compensation Committee has worked to establish a compensation program that reflects our businesses, compensation governance best practices and a “pay-for-performance” philosophy.

Compensation and Governance Highlights

What we do

Tie a majority of executive pay to performance-based cash and equity incentives

Align annual incentive payouts to clearly stated target performance levels

Vest equity awards over time to promote retention and require a one-year minimum vesting period for equity awards

Require one additional year of time-based vesting for performance shares earned following the achievement of performance measures

Accelerate equity only upon termination of employment following a change in control (double trigger)

Subject incentive compensation (including cash and equity) to a clawback policy

Require executive officers and directors to meet stock ownership guidelines

Engage with stockholders regarding governance and/or executive compensation issues

Conduct an annual risk assessment of our executive compensation program

Conduct an annual say-on-pay vote

What we don’t do

Pay current dividends or dividend equivalents on unearned performance shares and unvested restricted stock units

Permit option repricing without stockholder approval

Provide significant perquisites

Pay tax gross-ups to executives

Provide supplemental executive retirement benefits

Permit hedging or pledging by executive officers or directors

Actions Taken for Fiscal 2017

The Compensation Committee continued to refine the Company’s executive compensation program following the Spin-Off to further align pay with Company performance and to ensure the integrity of the Company’s executive compensation program. The Compensation Committee considered the “say-on-pay” stockholder advisory vote held in September 2016 to be supportive of the Company’s pay practices. Approximately 81% of stockholder votes cast were in favor of the executive officer compensation as described in our 2016 proxy statement. Notwithstanding the stockholder support for the Company’s executive compensation practices, the Compensation Committee responded to concerns raised by stockholders and proxy advisory firms. A combination of management and directors engaged with stockholders holding more than 40% of the Company’s Common Stock and discussed, among other things, corporate governance and executive compensation.

Stockholders Were Concerned About …	How We Addressed Their Concerns …	Fiscal Year Effective
No performance-based long-term vesting incentive awards	Granted a portion of long-term equity incentives in the form of performance shares and submitted to stockholder vote an amendment to the Equity Incentive Plan to approve performance goals for purposes of Internal Revenue Code Section 162(m)	2017
No stock ownership guidelines for executive officers	Adopted stock ownership guidelines for executive officers (in addition to the existing guideline for directors)	2017
Clawback provisions only applied to equity awards	Adopted a compensation recoupment policy (“clawback policy”) that applies to all incentive compensation (cash and equity)	2017
Discretionary bonus for Executive Chairman	Established performance-based annual incentive opportunity consistent with other executive officers	2017

Highlights of Fiscal 2017 Company Performance

The following are Company financial and operational performance highlights for Fiscal 2017. The Company has two reportable segments: Barnes & Noble College Booksellers, LLC (“BNC”) and MBS Textbook Exchange, LLC (“MBS”).

•	Completed the acquisition of MBS (the “MBS Acquisition”), the largest contract operator of virtual bookstores, one of the largest college textbook wholesalers, bookstore system providers and distributors of direct-to-student course materials in the nation.

•	Consolidated sales of $1,874.4 million increased 3.7%, as compared to Fiscal 2016.

•	Consolidated GAAP net income of $5.4 million, as compared to $0.1 million in Fiscal 2016.

•	Non-GAAP Adjusted EBITDA of $78.3 million, a decrease of $2.2 million, as compared to Fiscal 2016, and after excluding MBS and intercompany eliminations, Adjusted EBITDA was $82.5 million, an increase of $2.0 million as compared to Fiscal 2016.[1]

•	Non-GAAP Adjusted Earnings of $12.3 million, as compared to $15.5 million in Fiscal 2016.[1]

•	BNC opened 38 new stores with estimated annual sales of $118 million, bringing the total stores operated to 769 locations as of the end of Fiscal 2017.

•	Announced a partnership with Unizin, a nonprofit consortium focused on promoting affordability, access, and student success in digital education, to provide Unizin’s 22 member universities with the Company’s LoudCloud predictive analytics solution, LoudSight.

Pay and Performance Alignment in Fiscal 2017

Annual incentives for Fiscal 2017 were awarded based on Company EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for certain items) performance relative to a pre-defined target level. As described below in more detail, our Fiscal 2017 EBITDA performance was 87.6% of target, which yielded a payout factor of 63% of the target award allocated to the Company goal. In determining individual NEO awards, the Compensation Committee also considered individual performance against individual performance goals.

Fiscal 2017 equity grants were delivered in a combination of performance shares, which accounted for 25% of the target award amount, and restricted stock units, which accounted for 75% of the target award amount. The Compensation Committee believes the mix of awards provides a strong link between the Company’s financial performance and executive compensation, aligns executives with the Company’s stockholders and provides an important retention tool. The performance shares vest if and only to the extent pre-established performance goals for the two-year period covering Fiscal years 2017 and 2018 are achieved and an additional one year of time-based vesting is met. The restricted stock units vest in equal one-third increments on the first, second and third anniversary of the grant date.

Background

Compensation Philosophy and Objectives

We are engaged in a very competitive and rapidly changing industry, and our success depends on our ability to attract, motivate and retain qualified executives. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies with which we compete for talent. At the same time, our Compensation Committee believes that a significant portion of the compensation paid to our executive officers should be tied to our performance, execution of our strategic plan and the value we create for stockholders.

The Compensation Committee’s objectives are to:

•	attract, retain, and motivate talented executives responsible for the success of our organization;

•	provide compensation to executives that is externally competitive, internally equitable, performance-based, and aligned with stockholder interests; and

•	ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above-market total compensation for exceptional business performance.

[1]	Adjusted EBITDA and Adjusted Earnings are non-GAAP financial measures. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on July 12, 2017, for a more detailed discussion of our Fiscal 2017 financial results and, beginning on page 47 of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of our non-GAAP to GAAP financial measures.

We structure compensation to be tied to performance. Annual incentive compensation for our executive officers is based on the Company’s financial results, as measured principally by Company EBITDA, as adjusted (as described herein) as well as each executive’s performance measured against individual performance goals.

For Fiscal 2017, a portion of our equity incentive awards, approximately 25% of the target award, were in the form of performance shares that are earned only upon the achievement of pre-established company performance goals and are then subject to an additional one-year vesting period. The Compensation Committee also granted restricted stock units because it believes such grants immediately align the interests of our executives with those of stockholders and provide a retention incentive.

Compensation Market References

In establishing compensation for Fiscal 2017, the Compensation Committee worked with Mercer, its compensation consultant, to develop a peer group for the Company and review executive compensation against that peer group. In support of its compensation philosophy, the Compensation Committee reviews the following: a) base salary; b) target short-term incentive; c) target total cash compensation; d) actual total cash compensation; e) long-term incentive; and f) target total direct compensation. Executives are matched to market positions based on titles, responsibilities and contributions to the Company. The Compensation Committee reviewed compensation among the peer group companies to determine the competitiveness of pay levels and pay mix for executives.

Although no other public companies are directly comparable to the Company and its businesses, the Compensation Committee considers the Company’s competitors for executive talent to be companies engaged in retail, education services, and outsourcing and consulting services. Our peer group, which is reviewed annually, includes companies that are similar in size to the Company based on revenues and market capitalization and also companies with overlapping business model characteristics (e.g., education / technology focus, combination of products and services, strong relationships with business partners, go-to-market strategy, and geographic footprint) as follows:

Apollo Education Group Inc.*	Houghton Mifflin Harcourt Co.
Barnes & Noble, Inc.	K12 Inc.
Broadridge Financial Solutions	Land’s End Inc.
Cabela’s Inc.	McGraw-Hill Education
Chegg Inc.	SP Plus Corp.
Convergys Corp.	Sykes Enterprises Inc.
Finish Line Inc.	Vitamin Shoppe Inc.
GNC Holdings Inc.	Wiley (John) & Sons

*	Acquired by an investment group in February 2017.

The Company’s revenue approximates the median of the peer group, as shown below ($000):

	Peer Group Median	Barnes & Noble Education

Revenue - trailing 12 months as of 4/30/2017	$1,729	$1,874

However, peer group compensation is just one factor that is considered in determining compensation levels for our executive officers. We also consider: (a) the Company’s business performance; (b) each executive officer’s job responsibilities, experience and prior performance; (c) relative compensation among our executive officers; (d) industry-wide business conditions; and (e) the recommendations of our Executive Chairman and Chief Executive Officer (in the case of Messrs. Brover, Maloney and Malhotra).

Overview of Compensation Program Design

Elements of Pay

Our compensation structure is primarily composed of base salary, performance-based annual incentive compensation and performance-based and time-vested long-term equity incentives. The mix of Fiscal 2017 target total direct compensation was as follows:

Note that Target Annual Incentive reflects Fiscal 2017 target opportunity and restricted stock units (“RSUs”) and performance shares (“PSs”) reflect Fiscal 2017 target value on the respective grant date. The total direct compensation mix does not include discretionary bonuses.

Base Salary

We pay our NEOs a base salary to provide them with a guaranteed minimum compensation level for their services. An NEO’s base salary is determined by evaluating the external competitive marketplace, internal equity and individual contributions. For Fiscal 2017, the Compensation Committee made no increases to the base salary of any NEO, except for Mr. Brover, whose salary was increased from $505,000 to $535,000 based on competitive market information.

Named Executive Officer	Base Salary in Fiscal 2016	Base Salary in Fiscal 2017	Percentage Change
Max J. Roberts	$900,000	$900,000	0%
Michael P. Huseby	$500,000	$500,000	0%
Barry Brover	$505,000	$535,000	6%
Kanuj Malhotra	$523,400	$523,400	0%
Patrick Maloney	$767,000	$767,000	0%

Performance-Based Annual Incentive Compensation

In Fiscal 2017, all of our NEOs were granted performance-based annual incentive compensation opportunities. The target award under the Annual Incentive Plan is expressed as a percentage of base salary as follows: Mr. Roberts-150%, Mr. Huseby-200%, Mr. Brover-75%, Mr. Malhotra-70%, and Mr. Maloney-125%. For Messrs. Roberts, Brover and Maloney, 75% of the target award was determined based on actual Adjusted EBITDA relative to target Adjusted EBITDA, and 25% of the target award was determined based on the achievement of individual performance goals. For purposes of Fiscal 2017 Annual Incentive Plan payouts, Adjusted EBITDA was further adjusted to exclude MBS, which was acquired in the fourth quarter of Fiscal 2017 (“Company EBITDA”). For Mr. Huseby the target award was allocated 40% to Company EBITDA and 60% to individual performance goals. For Mr. Malhotra the target award was allocated 50% to Company EBITDA and 50% to individual performance goals. Individual performance goals are closely linked to the Company’s business and strategic objectives and reflect the executive’s scope of responsibility, as noted below. Participants had the opportunity to earn up to 150% of the Company EBITDA component and between 50% and 150% of the individual performance goal components established for each of them.

Named Executive Officer	Target as Percentage of Salary	Company EBITDA/ Individual Weighting
Max J. Roberts	150%	75%/25%
Michael P. Huseby	200%	40%/60%
Barry Brover	75%	75%/25%
Kanuj Malhotra	70%	50%/50%
Patrick Maloney	125%	75%/25%

Fiscal 2017 Performance Targets and Actual Results. The chart below shows the payout scale on which the Company EBITDA portion of annual incentive compensation was based.

Company EBITDA Performance Relative to Target	Payout Percentage (% of Target Payout)
Less than 84% of Target	0%
84% to less than 98%	50-100%*
98% to less than 102%	100%
102% to less than 115%	100-150%*
115% or more	150%

The chart below shows the target and actual Company EBITDA results for Fiscal 2017 (excluding MBS) and actual results as a percentage of target results and target pay. Based on actual Company EBITDA (excluding MBS), the NEOs earned a payout of 63% of the Company EBITDA component.

	Target ($) (in millions)	Actual ($) (in millions)	% Target Achieved	% Target Payout
Company EBITDA *	$94,110	$82,474	87.6%	63%

*	Company EBITDA is used in our compensation programs and is presented in order to show the correlation between these financial measures and compensation to our NEOs. Both target Company EBITDA and actual Company EBITDA were determined by using Adjusted EBITDA, as calculated and reported in the Company’s SEC filings and disclosure and stock-based compensation. The Compensation Committee chose Company EBITDA as a performance measure because it is the measure management reviews internally to evaluate the Company’s performance and manage its operations. For a reconciliation of Adjusted EBITDA to net income and discussion of the Company’s use of Adjusted EBITDA, please refer to page 48 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2017.

Fiscal 2017 Individual Performance Results and Incentive Payouts. Our Compensation Committee determined that our NEOs had achieved the individual performance goals discussed below. Individual performance goal components accounted for between 5% and 40% of the aggregate target amount, and a payout between 50% and 150% was established for each individual performance component.

Mr. Roberts. Mr. Roberts’ individual performance goals were based on his leadership role with the Company and focused on the overall corporate development strategy, including merger and acquisition activity and growth of the Company’s digital education business, as well as the Company’s investor relations. The Committee approved an individual payout at 100% of target.

Mr. Huseby. Mr. Huseby’s individual performance goals were established to reflect his role as Executive Chairman and included the execution of a strategic transaction, leadership of the Board of Directors, and development and performance of the CEO. The Committee approved an individual payout of 100% of target.

Mr. Brover. The Compensation Committee established individual performance goals for Mr. Brover focused on integration of acquisitions and new businesses, review, due diligence and evaluation of acquisition prospects and support of new business transactions and investor relations. The Committee approved an individual payout of 100% of target.

Mr. Maloney. The Compensation Committee established individual performance goals for Mr. Maloney focused on new store EBITDA, management of the digital education net spend and new business. The Committee approved an individual payout of 70% of target.

Mr. Malhotra. Mr. Malhotra’s individual performance goals were established based on strategic corporate development, including supporting the completion of strategic acquisitions and assisting with integration of acquisitions, and management of the digital education net spend. The Committee approved an individual payout of 100% of target.

Fiscal 2017 Performance-Based Annual Incentive Compensation Payment Amounts. Set forth below is a table showing target, maximum and actual Fiscal 2017 performance-based annual incentive compensation for our NEOs.

Named Executive Officer	Company EBITDA/ Individual Weighting	Target Annual Incentive ($)	Maximum Annual Incentive ($)	Actual Company EBITDA Payout	Actual Individual Performance Payout	Actual Total Payout	Total Payout as a % of Target
Max J. Roberts	75% / 25%	$1,350,000	$2,025,000	$637,875	$337,500	$975,375	72.3%
Michael P. Huseby	40% / 60%	$1,000,000	$1,500,000	$252,000	$600,000	$852,000	85.2%
Barry Brover	75% / 25%	$401,250	$601,875	$189,591	$100,313	$289,903	72.3%
Kanuj Malhotra	50% / 50%	$366,380	$549,570	$115,410	$183,190	$298,600	81.5%
Patrick Maloney	75% / 25%	$958,750	$1,438,125	$453,009	$167,782	$620,791	64.8%

The performance-based annual incentive awards earned by our NEOs under the annual incentive plan for Fiscal 2017 are set forth in the “Summary Compensation Table” on page 31. The threshold, target and maximum incentive award opportunities for each of our NEOs for Fiscal 2017 are set forth in the “2017 Grants of Plan-Based Awards Table” on page 33.

Long-Term Equity Incentives

Long-term equity incentives are a critical component of the Company’s compensation program. They are designed to promote the Company’s long-term financial interests and growth, to attract, motivate, and retain key employees, and to align the interests of management with those of the Company’s stockholders. The Company grants long-term equity incentive awards under the Company’s Equity Incentive Plan (the “Equity Incentive Plan”), which is administered by the Compensation Committee. The Compensation Committee

reviews, discusses and approves the types and number of awards made to senior management, including the NEOs, and approves the terms, conditions and limitations applicable to each award. The Committee delegates authority to the CEO, within pre-established limitations, to make awards to newly-hired employees or current employees who are not executive officers. In September 2016, the Company’s stockholders approved an amendment to the Equity Incentive Plan to increase the authorized shares available for grant under the Equity Incentive Plan and to approve the performance measures that may be used for purposes of granting performance-based awards under the Equity Incentive Plan.

In Fiscal 2017, the Compensation Committee established a target long-term incentive amount for each of the NEOs denominated in dollars. The Compensation Committee determined to make awards with a mix of performance shares, which accounted for 25% of the target award amount, and restricted stock units, which accounted for 75% of the target award amount. Prior to Fiscal 2017, long-term incentive awards were made in the form of restricted stock. In establishing compensation for Fiscal 2017, the Compensation Committee determined to shift a portion of the long-term incentive awards to performance-based awards to better align compensation to company financial performance and to respond to stockholder concerns about the lack of performance-based awards. The Compensation Committee determined to continue to grant a portion of the award in the form of restricted stock units because it believes such grants immediately align the interests of our executives with those of stockholders and provide a retention incentive. The number of performance shares and restricted stock units granted was based on the dollar value of the award divided by the market value of the shares of Common Stock on the respective grant date.

Performance Shares. Performance shares are shares of Common Stock that are granted, but are subject to risk of forfeiture if certain performance metrics are not met. Performance shares were granted to each of the NEOs in June 2016. Performance shares are earned if and only to the extent that certain pre-established performance goals are met for the two-year period covering fiscal years 2017 and 2018. For the Fiscal 2017 grant, the performance metrics include Adjusted EBITDA (75% of award) and Barnes & Noble College New Business (25% of award). Actual results for the two-year period beginning May 1, 2016 and ending April 28, 2018 will be compared to the targeted goals to determine the number of performance shares that will be earned. The NEOs can earn up to 150% of the number of performance shares at target for performance that exceeds 115% of target. If a threshold level of performance, 85% of target, is not met, all of the performance shares will be forfeited. Once earned, performance shares are subject to additional one year time-based vesting.

Restricted Stock Units. Restricted stock units are Common Stock equivalents that are granted to a recipient and vest after a period of time has elapsed. Under the terms of the Equity Incentive Plan, subject to certain exceptions, restricted stock units that vest based solely on the lapse of time may not vest in whole in less than three years from the date of grant and no installment of an award may vest in less than 12 months. The restricted share units granted to the NEOs by the Compensation Committee in September 2016 vest three years from the date of grant. These share units vest only if the executive is employed by the Company at the end of the vesting period or if his or her employment was terminated due to death, disability or a change in control during that period. The Compensation Committee believes the use of restricted stock units strengthens the retention aspects of the Company’s pay program, consistent with one of its key principles.

Named Executive Officer	Performance Shares at Target	Performance Shares at Maximum	Restricted Stock Units	Aggregate Award Target ($)
Max J. Roberts	71,258	106,355	208,763	$2,700,000
Michael P. Huseby	39,587	59,085	115,980	$1,500,000
Barry Brover	13,196	19,695	38,660	$500,000
Kanuj Malhotra	11,216	16,740	32,861	$425,000
Patrick Maloney	40,485	60,425	118,608	$1,534,000

Performance shares were granted on June 14, 2016 at the maximum level, but will vest only as described above. Restricted stock units were granted on September 16, 2016. The number of performance shares and restricted stock units granted were determined based on the award target divided by the stock price on the date of grant.

Discretionary Bonuses

The Compensation Committee granted each of Messrs. Brover and Malhotra a discretionary bonus of $100,000 and $150,000, respectively, in recognition of their extraordinary contributions to the successful completion of the MBS Acquisition.

Other Components of Compensation

401(k) Plan. Each of our NEOs is entitled to participate in our tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. The 401(k) plan provides our employees, including our NEOs, with a way to accumulate tax-deferred savings for retirement. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Code, the contribution of any participating employee is limited to the lesser of 75% of annual salary before taxes or a maximum dollar amount ($18,000 for 2017), subject to a $6,000 increase for participants who are age 50 or older. The amount of Barnes & Noble’s and the Company’s matching contributions for each of our NEOs is set forth in footnotes to the “Summary Compensation Table” on page 31.

Limited Perquisites and Other Compensation. The Company’s NEOs are entitled to only the limited perquisites set forth in their employment agreements and disclosed in the footnotes to the “Summary Compensation Table” on page 31.

Severance and Change of Control Payments and Benefits. The Company has employment agreements with each of Messrs. Roberts, Huseby, Brover, and Maloney that were entered into prior to the Spin-Off. Mr. Malhotra does not have an employment agreement but has similar severance and change in control benefits as outlined in an employment offer letter agreement. The agreements provide for certain severance payments and benefits upon termination of employment by the Company without cause or by the NEO for good reason (including upon termination within two years following a change of control). The triggering events that would result in the severance payments and benefits and the amount of those payments and benefits are intended to provide our NEOs with financial protection upon loss of employment and to support our executive retention goals and enable our NEOs to focus on the interests of the Company in the event of a potential change of control. The Compensation Committee believes that the terms of the employment agreements, including triggering events and amounts payable, are competitive with severance protection being offered by other companies with whom we compete for highly qualified executives. The compensation that could be received by each of our NEOs upon termination or change of control is set forth in the “Potential Payments Upon Termination or Change of Control Table” on page 38. The material terms of these agreements are described in the “Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table-Employment Agreements with our NEOs.”

Executive Incentive Compensation Clawback Policy

In Fiscal 2017, the Board of Directors adopted the Executive Incentive Compensation Clawback Policy (the “Clawback Policy”). The Clawback Policy allows the Compensation Committee to take action to recover incentive compensation from certain key employees, including executive officers, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. The Clawback Policy only applies to incentive-based compensation paid in excess of what would have been paid or granted under the circumstances reflected by such restatement, and applies irrespective of the responsibility of the key employee for the accounting restatement. The Clawback Policy applies to all Section 16 officers and covers all incentive compensation (including cash and equity) paid or granted after adoption of the policy.

Prohibition on Hedging and Pledging Transactions

The Company’s Insider Trading Policy prohibits directors and executive officers from hedging their ownership of Company stock, including selling Company stock short, buying or selling puts or calls or other derivative instruments related to Company stock. Directors and executive officers are also prohibited from pledging Company stock, purchasing Company stock on margin or incurring any indebtedness secured by a margin or similar account in which Company stock is held, without prior approval of the Audit Committee.

Executive and Director Stock Ownership Guidelines

In Fiscal 2017, the Compensation Committee adopted executive stock ownership guidelines based on a multiple of annual salary (“Retention Requirements”) as follows: Chief Executive Officer-five times; all other NEOs-two times; and all Section 16 officers-one time. Officers are required to retain 50% of net after-tax shares earned from equity grants until the Retention Requirement is met. Only vested and fully-owned shares owned by an officer directly or indirectly through the 401(k) plan, immediate family members or trusts or similar arrangements count toward the Retention Requirements. The Compensation Committee reviews progress toward and compliance with the Retention Requirements annually.

Named Executive Officer	Stock Ownership Target as a Multiple of Salary	In Compliance Yes/No
Max J. Roberts	5 x	Yes
Michael P. Huseby	2 x	Yes
Barry Brover	2 x	Yes
Kanuj Malhotra	2 x	Yes
Patrick Maloney	2 x	Yes

The Board of Directors has adopted Director Stock Ownership Guidelines, which require each non-employee director to maintain a minimum stock ownership amount equal to four times the annual cash retainer of $65,000, which currently equals $260,000. Directors have a three-year period to achieve the minimum ownership level. Shares beneficially owned by a director and vested shares or units are deemed to be owned for purposes of the ownership guidelines.

Compensation Policies and Practices as Related to Risk Management

With the assistance of its compensation consultant, the Compensation Committee conducted its risk assessment of the Company’s incentive compensation plans covering executive employees. The Compensation Committee evaluated the levels of risk-taking to determine whether they are appropriate in the context of the Company’s strategic objectives, the overall compensation arrangements, and the Company’s overall risk profile. The Compensation Committee concluded the Company has a balanced pay-for-performance executive compensation program that does not encourage excessive risk-taking and the Company does not maintain compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held corporation for compensation in excess of $1 million paid in any taxable year to its chief executive officer and certain other executive officers unless the compensation qualifies as “performance-based compensation” within the meaning of the Code. For the Company to be eligible for a tax deduction for performance-based compensation, it must obtain stockholder approval for the Equity Incentive Plan, which provides for the payment of compensation in compliance with Section 162(m) of the Code. The Compensation Committee administers this plan in a manner intended to comply with Section 162(m) of the Code. However, it is possible that one or more grants under this plan may not qualify as performance-based awards as may be determined by the Internal Revenue Service. Additionally, in certain circumstances, the Company may determine that it is in the best interests of the stockholders to pay awards or other compensation (including salaries) that do not qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee considers the accounting consequences to the Company of compensation decisions and impact of equity awards on stockholder dilution.

Roles of the Compensation Committee, Management, and our Compensation Consultant in Determining the Compensation of our Named Executive Officers

Roles of the Compensation Committee and Management

The Compensation Committee is responsible for establishing, implementing and overseeing our compensation program, and reviews and approves our compensation philosophy and objectives. The Compensation Committee also annually reviews and approves annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, employment and severance agreements and any special or supplemental benefits for each of the NEOs and any other executive officers, Section 16 officers and employees of the Company earning a base salary of $400,000 or more.

The compensation of our Executive Chairman and Chief Executive Officer is determined by the Compensation Committee in executive session. With respect to compensation for the Chief Executive Officer, the Executive Chairman reviews the Chief Executive Officer’s performance and provides input to the Compensation Committee. The Chief Executive Officer reviews the performance of each of our other executive officers and makes compensation recommendations to the Compensation Committee. The Compensation Committee considers all key elements of compensation separately and also reviews the full compensation package of each executive officer.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist with the committee’s responsibilities related to the Company’s executive compensation program and the director compensation program. Mercer’s engagement by the Compensation Committee includes reviewing and recommending the structure of our compensation program and advising on all significant aspects of executive compensation, including base salaries, annual incentives and long-term equity incentives for executives. At the request of the Compensation Committee, Mercer collects relevant market data to allow the Compensation Committee to compare components of our compensation program to those of our peers, provides information on executive compensation trends and implications and makes other recommendations to the Committee regarding our executive compensation program. Our management, Chief Executive Officer and Chief Human Resources Officer, and the chair of the Compensation Committee, meet with representatives of Mercer before Compensation Committee meetings.

In making its final decisions regarding the form and amount of compensation to be paid to the executives, the Compensation Committee considers the information gathered by and recommendations of Mercer. Mercer has also advised the Compensation Committee on our compensation program for non-employee directors. Mercer’s fees for executive and director compensation consulting to the Compensation Committee in Fiscal 2017 were approximately $345,335. MMC Securities LLC, a subsidiary of Marsh & McLennan Companies, Inc., provides advisory services to the Company’s Benefits Committee, which administers the Company’s 401(k) plan, and other human resources services for which the Company paid $116,919 in Fiscal 2017. The Company paid $118,580 to Marsh & McLennan Companies, Inc., the parent company of Mercer, for broker services. The Compensation Committee has assessed the independence of Mercer taking into account the following factors identified by the SEC and NYSE as bearing upon independence: (i) Mercer’s provision of other services to the Company; (ii) the fees Mercer received for such services as a percentage of the revenues of Marsh & McLennan, Mercer’s parent; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultants with a member of the Compensation Committee; (v) any of our stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultants or Mercer with any of our executive officers. The Compensation Committee concluded that no conflict of interest exists with respect to its engagement of Mercer.

Compensation Committee Report

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee as of that date recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

David G. Golden, Chair
Daniel A. DeMatteo
John R. Ryan
Jerry Sue Thornton

EXECUTIVE COMPENSATION

Unless otherwise stated, the compensation tables included in this section reflect amounts paid or payable or awards granted to our NEOs by the Company under the Company’s compensation plans and programs during Fiscal 2017, which ended April 29, 2017. For Messrs. Roberts, Brover, and Maloney, all of whom were officers of Barnes & Noble College, an operating subsidiary of Barnes & Noble, Inc., amounts for 2016 and 2015 include payments by Barnes & Noble, Inc. prior to the Company’s spin-off from Barnes & Noble, Inc. on August 2, 2015 (the “Spin-Off”). Following the completion of the Spin-Off, our NEOs received compensation and benefits under our compensation plans and programs.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)		Stock Awards (2)		Non-Equity Incentive Plan Compensation (3)		Bonus (4)		All Other Compensation (5)		Total
Max J. Roberts (6)	2017		$900,000		$3,037,501		$975,375		$—		$46,183		$4,959,059
Chief Executive Officer	2016		$896,154		$1,799,989		$1,350,000		$—		$46,912		$4,093,055
	2015		$840,981		$—		$1,437,563		$—		$47,452		$2,325,996
Michael P. Huseby (7)	2017		$500,000		$1,687,495		$852,000		$—		$35,194		$3,074,689
Executive Chairman	2016		$375,000		$1,499,995		$—		$1,000,000		$32,019		$2,907,014
Barry Brover	2017		$530,385		$562,498		$289,903		$439,998		$41,752		$1,864,536
Chief Financial Officer	2016		$501,923		$378,739		$378,750		$489,998		$41,302		$1,790,712
	2015		$481,154		$—		$410,128		$—		$41,411		$932,693
Kanuj Malhotra (8)	2017		$523,400		$478,117		$298,600		$527,785		$11,193		$1,839,085
Chief Strategy & Development Officer; Chief Operating Officer, Digital Education	2016		$389,158		$350,397		$366,380		$577,775		$13,566		$1,697,276
Patrick Maloney	2017		$767,000		$1,725,744		$620,791		$377,775		$37,048		$3,528,358
Executive Vice President and Chief Operating Officer; President, Barnes & Noble College	2016 2015	$ $	761,615 724,308	$ $	766,995 —	$ $	934,781 1,031,663	$ $	377,775 —	$ $	37,136 35,743	$ $	2,878,302 1,791,714

(1)	This column represents base salary earned during Fiscal 2017.
(2)	This column represents the aggregate grant date fair value of stock awards granted in Fiscal 2017, Fiscal 2016 and Fiscal 2015, respectively, computed in accordance with Financial Accounting Standards Board of Directors (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation (“ASC 718”). The 2017 stock awards value is determined to be the fair market value of the underlying Company shares on the grant date, which is determined based on the closing price of the Company’s Common Stock on the grant date. None of the NEOs received stock awards in Fiscal 2015. These amounts reflect an estimate of the grant date fair value and may not be equivalent to the actual value recognized by the NEO. Performance share awards were granted at the maximum payout level for purposes of Section 162(m), but will only vest to the extent earned.
(3)	This column represents the dollar value of performance-based annual incentive compensation earned for performance in Fiscal 2017, Fiscal 2016 and Fiscal 2015, respectively.

(4)	This column represents discretionary bonuses earned in Fiscal 2017 of $100,000 and $150,000, and retention payments of $339,998 and $377,998 paid to Messrs. Brover and Malhotra, respectively; discretionary bonuses earned in Fiscal 2016 of $1,000,000, $150,000, and $200,000 paid to Messrs. Huseby, Brover, and Malhotra, respectively; and retention payments paid in Fiscal 2016 of $339,998, $377,775, and $377,775 paid to Messrs. Brover, Malhotra, and Maloney, respectively, in accordance with retention bonus agreements entered into in February 2014 prior to the Spin-Off.
(5)	This column represents the value of all other compensation, as detailed in the table below.
(6)	Mr. Roberts has resigned from his position of CEO effective September 19, 2017.
(7)	Mr. Huseby was appointed to Executive Chairman effective August 2, 2015 and was not an officer of Barnes & Noble College prior to his appointment. Mr. Huseby was appointed to the position of CEO and Chairman of the Board following Mr. Roberts’ resignation, effective September 19, 2017.
(8)	Mr. Malhotra became an executive officer of the Company effective July 22, 2015.

All Other Compensation Table

Name	Fiscal Year	Long-Term Disability Insurance(1)	Life and AD&D Insurance(2)	Car Allowance	401(k) Company Match	Total Other Income
Max J. Roberts	2017	$12,145	$6,346	$18,000	$9,692	$46,183
	2016	$12,874	$6,346	$18,000	$9,692	$46,912
	2015	$12,874	$6,309	$18,000	$10,269	$47,452
Michael P. Huseby	2017	$13,086	$12,108	$—	$10,000	$35,194
	2016	$13,086	$12,010	$—	$6,923	$32,019
Barry Brover	2017	$9,940	$3,012	$18,000	$10,800	$41,752
	2016	$9,690	$3,012	$18,000	$10,600	$41,302
	2015	$9,690	$2,975	$18,000	$10,746	$41,411
Kanuj Malhotra	2017	$—	$393	$—	$10,800	$11,193
	2016	$—	$66	$2,900	$10,600	$13,566
Patrick Maloney	2017	$7,855	$393	$18,000	$10,800	$37,048
	2016	$8,143	$393	$18,000	$10,600	$37,136
	2015	$6,295	$356	$18,000	$11,092	$35,743

(1)	This represents the premiums paid by the Company for the long-term disability insurance.
(2)	This represents the premiums paid by the Company for life and accidental death and dismemberment insurance.

2017 Grants of Plan-Based Awards Table

The following table provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs by the Company during Fiscal 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)				Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Value of Stock and Option Awards ($)
Name	Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Max J. Roberts	PS	6/14/16				35,097	71,258	106,355		$1,012,500
	AIP	7/14/16	$506,250	$1,350,000	$2,025,000
	RSU	9/16/16							208,763	$2,025,001
Michael P. Huseby	PS	6/14/16				19,794	39,587	59,085		$562,489
	AIP	7/14/16	$500,000	$1,000,000	$1,500,000
	RSU	9/16/16							115,980	$1,125,006
Barry Brover	PS	6/14/16				6,899	13,196	19,695		$187,496
	AIP	7/14/16	$200,625	$401,250	$601,875
	RSU	9/16/16							38,660	$375,002
Kanuj Malhotra	PS	6/14/16				5,608	11,216	16,740		$159,365
	AIP	7/14/16	$183,190	$366,380	$549,570
	RSU	9/16/16							32,861	$318,752
Patrick Maloney	PS	6/14/16				20,243	40,485	60,425		$575,246
	AIP	7/14/16	$479,375	$958,750	$1,438,125
	RSU	9/16/16							118,608	$1,150,498

(1)	Forms of awards granted to executive officers during Fiscal 2017 include Performance Shares (“PS”), bonus payments under the Company’s Annual Incentive Plan (“AIP”) and Restricted Stock Units (“RSUs”).
(2)	These columns represent the threshold payout level, target payout level and maximum payout level for the performance-based incentive compensation awards under the Company’s AIP. For additional information regarding the performance-based annual incentive compensation program, see the discussion in the “Compensation Discussion and Analysis-Overview of Compensation Program Design, Performance-Based Annual Incentive Compensation” section of this Proxy Statement.
(3)	These columns represent the threshold payout level, target payout level and maximum payout level for the Performance Shares issued under the Company’s Long-Term Incentive Plan. For additional information regarding the Performance Shares, see the discussion in the “Compensation Discussion and Analysis-Overview of Compensation Program Design, Long-Term Equity Incentives-Performance Shares” section of this Proxy Statement.

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Employment Agreements with the Named Executive Officers

The Company has entered into an employment agreement with each of the NEOs, other than Mr. Malhotra, and compensation of each of these NEOs is based on their respective employment agreement, as well as their job responsibilities. The Company entered into an employment agreement with Mr. Huseby on June 26, 2015 in connection with the Spin-Off, and entered into an amended and restated employment agreement with Mr. Huseby on July 19, 2017 in connection with his role as Chief Executive Officer and Chairman of the Company effective as of September 19, 2017. The Company entered into an employment agreement with Mr. Roberts on June 25, 2015, and with each of Messrs. Brover and Maloney on June 24, 2015. The employment agreements with these NEOs provide severance payments and benefits upon termination of employment by the Company without “cause” or by the NEO for “good reason” (including upon termination within two years following a change of control). Each employment agreement continues for three years with respect to Messrs. Brover, and Maloney and continues for two years with respect to Mr. Huseby. All agreements renew automatically for one year unless the party gives notice of non-renewal at least three months prior to automatic renewal.

The Company entered into a letter agreement with Mr. Malhotra on July 22, 2015. The letter agreement also provides Mr. Malhotra with severance payments and benefits upon termination of employment by the Company without “cause” or by the NEO for “good reason” (including upon termination within two years following a change of control). Mr. Malhotra is employed at will.

Employment Agreements-General Provisions

Pursuant to their employment agreements, the annual base salaries of Messrs. Roberts, Huseby, Brover, and Maloney, can be no less than $900,000, $500,000, $505,000, and $767,000, respectively, during the terms of their employment. With respect to Messrs. Roberts, Brover, and Maloney, each NEO is eligible for a minimum target annual incentive compensation award of 150%, 75%, and 125% of his base salary, respectively. Mr. Huseby is entitled to receive annual bonus compensation as determined by the Compensation Committee. The annual base salary of Mr. Malhotra can be no less than $515,000 during the term of his employment, and he is eligible for a minimum target annual incentive compensation award of 70% of his base salary.

The employment agreements also provide that the NEO is eligible for grants of equity-based awards under the Barnes & Noble Education, Inc. Equity Incentive Plan. With respect to Messrs. Roberts, Brover, Maloney, and Malhotra, the amounts of such grants are determined by the Compensation Committee, and with respect to Mr. Huseby, the amount of such equity award shall have an aggregate target value of 300% of his base salary. The employment agreements provide for a $1,500 monthly car allowance, with the exception of Mr. Huseby and Mr. Malhotra. The employment agreements for Messrs. Roberts, Brover, Maloney and Huseby also provide for $1,000,000 of life insurance and long-term disability (providing for monthly payments of $12,800) payable during the disability period through the earlier of death or the attainment of age 65. Each of our NEOs is entitled to all other benefits afforded to executive officers and employees of the Company.

Under their respective employment agreements or letter agreements with the Company, our NEOs are subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. The non-competition and non-solicitation covenants apply during each of the employment terms of Messrs. Roberts, Brover, Maloney, and Huseby and for the two-year period following the termination of employment of Messrs. Roberts, Brover, Maloney and Huseby.

Mr. Malhotra is restricted by a non-competition and non-solicitation covenant during his term of employment and for a one-year period thereafter. The confidentiality and non-disparagement covenants apply during the term of each respective employment agreement of each NEO and at all times thereafter.

Employment Agreements-Severance and Change of Control Benefits

The employment agreements provide that the employment of Messrs. Roberts, Brover, Maloney and Huseby may be terminated by the Company upon death or disability or for “cause”, and by the NEO without “good reason”. If the employment of Messrs. Roberts, Brover, Maloney, or Huseby is terminated by the Company upon death, disability or for “cause,” or by the NEO without “good reason”, the NEO is entitled to payment of base salary through the date of death, disability or termination of employment.

If the employment of the NEO is terminated by the Company without “cause” or by the NEO for “good reason,” the NEO is entitled, provided he signs a release of claims against the Company, to a lump-sum severance payment equal to two-times (or, in the case of Messrs. Brover, Maloney, and Malhotra, one times) (a) annual base salary, (b) the average annual incentive compensation paid to him with respect to the preceding three completed years, and (c) the cost of benefits.

Further, if the employment of the NEO is terminated by the Company without “cause” or by the NEO for “good reason” within two years (or the remainder of his term of employment under his employment agreement, whichever is longer) following a “change of control” of the Company, the NEO is entitled, regardless of whether he signs a release of claims against the Company, to a lump-sum severance payment equal to three times (or, in the case of Messrs. Brover, Maloney, and Malhotra two times) (a) annual base salary, (b) the average annual incentive compensation paid to him with respect to the preceding three completed years, and (c) the cost of benefits. However, if such severance payments trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Code, the severance benefits for an NEO would be reduced if such reduction would result in a greater after-tax benefit to him.

Except as otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award such award will continue in accordance with its applicable terms and will not be accelerated. Under the restricted stock unit award agreements, if the holder were terminated other than for “cause” at any time following a change of control, then the unvested restricted stock units underlying the award would immediately vest.

Under the award agreements executed under the Barnes & Noble Education, Inc. Equity Incentive Plan, “change of control” generally has the same meaning as provided under the Barnes & Noble Education, Inc. Equity Incentive Plan and means any of the following: (a) a change in the ownership of the Company; (b) a change in the effective control of the Company; or (c) a change in the ownership of a substantial portion of the Company’s assets, in each case, within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

Under the restricted stock unit award agreements, “cause” generally means (a) a material failure by the holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the holder failed to cure such breach or failure to the Company’s reasonable satisfaction within five days after receiving such written notice; or (b) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

The estimated payments to be made by the Company to our NEOs in the event of a change of control are set forth below in the “Potential Payments Upon Termination or Change of Control Table”.

Employment Agreements-Defined Terms

“Cause”, for purposes of the employment agreements and letter agreements, generally means any of the following: (a) the NEO engaging in intentional misconduct or gross negligence that, in either case, is injurious to the Company; (b) the NEO’s indictment, entry of a plea of nolo contendere or conviction by a court of competent jurisdiction with respect to any crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants) or any felony (or equivalent crime in a non-U.S. jurisdiction); (c) any gross negligence, intentional acts or intentional omissions by the NEO that constitute fraud, dishonesty, embezzlement or misappropriation in connection with the performance of the NEO’s duties and responsibilities; (d) the NEO engaging in any act of intentional misconduct or moral turpitude reasonably likely to adversely affect the Company or its business; (e) the NEO’s abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects the NEO’s job performance; (f) the NEO’s willful failure or refusal to properly perform the duties, responsibilities or obligations of the NEO’s service for reasons other than disability or authorized leave, or to properly perform or follow any lawful direction by the Company; or (g) the NEO’s material breach of the agreement or of any other contractual duty to, written policy of, or written agreement with, the Company.

“Change of control”, for purposes of the employment agreements and letter agreements, generally means any of the following: (a) the acquisition by any person or group (other than the executive or his or her affiliates) of 40% or more of the Company’s voting securities; (b) the Company’s directors immediately prior to a merger, consolidation, liquidation or sale of assets cease within two years thereafter to constitute a majority of the Company’s Board of Directors; or (c) the Company’s directors immediately prior to a tender or exchange offer for the Company’s voting securities cease within two years thereafter to constitute a majority of the Company’s Board of Directors.

“Good reason”, for purposes of the employment agreements and letter agreements, generally means any of the following: (a) a material diminution of authority, duties or responsibilities; (b) a greater than 10% reduction in base salary; (c) the relocation of the Company’s principal executive offices outside of the New York City, New York or Basking Ridge, New Jersey metropolitan area; or (d) a failure by the Company to make material payments under the agreement.

Severance Arrangement for Mr. Roberts

On July 19, 2017, Mr. Roberts resigned as CEO of the Company, effective as of September 19, 2017, and informed the Company of his intention not to stand for re-election as a director when his term expires at the Annual Meeting. On July 19, 2017, the Board of Directors appointed Mr. Huseby to serve as Chief Executive Officer, effective as of September 19, 2017.

In connection with his resignation, the Company and Mr. Roberts entered into a retirement letter agreement. Under the retirement agreement and consistent with Mr. Roberts’ employment agreement, Mr. Roberts will continue to receive his current compensation arrangements and employee benefits through September 19, 2017. Mr. Roberts will execute a general release of claims in favor of the Company, and the Company will provide Mr. Roberts with severance benefits in accordance with his existing employment agreement, including an amount equal to 2.0 times the sum of (i) base salary, (ii) the average of the annual bonuses actually paid with respect to the three completed years preceding the date of Mr. Roberts’s termination of employment and (iii) the aggregate annual dollar amount of the amount payments made or to be made in respect to his employee benefit plans, car allowance and company-paid life and disability insurance. Pursuant to his employment agreement, Mr. Roberts is prohibited from competing with the Company or soliciting its employees for two years following his termination of employment. In addition, the Company will pay Mr. Roberts a transition bonus of $562,500 following his termination of employment, subject to his cooperation in transitioning his duties to Mr. Huseby.

Employment Agreement with Mr. Huseby

On July 19, 2017, the Company entered into an agreement with Mr. Huseby, who will become the Chief Executive Officer of the Company effective as of September 19, 2017. The agreement provides for (i) Mr. Huseby to continue to serve as Chairman of the Company; (ii) be paid an annual base salary of $1,100,000 (subject to discretionary annual adjustment); (iii) be eligible to earn a bonus, pursuant to the terms of the Company’s bonus plan as in effect from time-to-time, with a target of 150% of his base salary, upon the achievement of performance objectives determined by the Compensation Committee of the Board; (iv) receive annually long-term incentive awards of 3.0 times his base salary, on the same vesting and other terms as the Company’s equity awards to other executive officers; and (v) receive a one-time transition payment of $250,000 upon his commencement of service as Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards the Company made to our NEOs that were outstanding as of the end of Fiscal 2017. The Company has not granted any stock options. In accordance with the applicable SEC disclosure guidance, this table and the accompanying footnotes do not account for any awards that may have been exercised or have vested pursuant to their terms in the ordinary course since the end of Fiscal 2017.

Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Vesting Dates
Max J. Roberts	9/16/15	92,166	$959,448	9/16/17; 9/16/18
	6/14/16	106,355	$1,107,155	6/14/19
	9/16/16	208,763	$2,173,223	9/16/17; 9/16/18; 9/16/19
Michael P. Huseby	9/16/15	76,805	$799,540	9/16/17; 9/16/18
	6/14/16	59,085	$615,075	6/14/19
	9/16/16	115,980	$1,207,352	9/16/17; 9/16/18; 9/16/19
Barry Brover	9/16/15	19,393	$201,881	9/16/17; 9/16/18
	6/14/16	19,695	$205,025	6/14/19
	9/16/16	38,660	$402,451	9/16/17; 9/16/18; 9/16/19
Kanuj Malhotra	9/16/15	12,801	$133,258	9/16/17; 9/16/18
	3/16/16	6,667	$69,403	3/16/18; 3/16/19
	6/14/16	16,740	$174,263	6/14/19
	9/16/16	32,861	$342,083	9/16/17; 9/16/18; 9/16/19
Patrick Maloney	9/16/15	39,273	$408,832	9/16/17; 9/16/18
	6/14/16	60,425	$629,024	6/14/19
	9/16/16	118,608	$1,234,709	9/16/17; 9/16/18; 9/16/19

(1)	This column represents outstanding grants of shares of restricted stock units.
(2)	Market values have been calculated using a stock price of $10.41 (closing price of our Common Stock on April 28, 2017, the last trading day of Fiscal 2017).

Option Exercises and Stock Vested

The following table provides additional information about the value realized by our NEOs upon the vesting of stock or stock unit awards during Fiscal 2017. The Company has not issued any stock options.

		Stock Awards
Name	Fiscal Year	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Max J. Roberts	2017	364,164	$3,654,067
Michael P. Huseby	2017	83,249	$824,109
Barry Brover	2017	87,431	$877,738
Kanuj Malhotra	2017	107,317	$1,080,003
Patrick Maloney	2017	104,015	$1,041,162

(1)	The amounts in this column are calculated by multiplying the number of shares vested by the closing price of our Common Stock on the date of vesting.

Potential Payments Upon Termination or Change of Control (1)

Event	Max J. Roberts	Michael P. Huseby	Barry Brover	Kanuj Malhotra	Patrick Maloney
Involuntary Termination or Voluntary Termination with Good Reason
Cash severance payment (2)	$4,423,699	$2,955,285	$1,262,793	$1,436,306	$1,929,664
Accelerated equity-based awards (3)	—	—	—	—	—

Total	$4,423,699	$2,955,285	$1,262,793	$1,436,306	$1,929,664
Death
Cash severance payment (2)	$—	$—	$—	$—	$—
Accelerated equity-based awards (3)	4,239,826	2,621,967	809,357	719,008	2,272,565
Health benefits (4)	2,839	4,112	4,112	4,112	2,839

Total	$4,242,665	$2,626,079	$813,469	$723,120	$2,275,404
Disability
Cash severance payment (2)	$—	$—	$—	$—	$—
Accelerated equity-based awards (3)	4,239,826	2,621,967	809,357	719,008	2,272,565
Health benefits (5)	6,623	9,595	9,595	9,595	6,623

Total	$4,246,449	$2,631,562	$818,952	$728,603	$2,279,188
Change of Control with Involuntary Termination (without Cause) or Termination with Good Reason
Cash severance payment (2)	$6,635,549	$4,432,927	$2,525,585	$2,872,613	$3,859,327
Accelerated equity-based awards (3)	4,239,826	2,621,967	809,357	719,008	2,272,565

Total	$10,875,375	$7,054,894	$3,334,942	$3,591,621	$6,131,892

(1)	The values in this table reflect estimated payments associated with various termination scenarios, assume a stock price of $10.41 (closing price of the Company’s Common Stock on April 28, 2017, the last trading day of Fiscal 2017) and include all outstanding grants through the assumed termination date of April 29, 2017. Actual value will vary based on changes in the Company’s Common Stock price.
(2)	Cash severance is equal to the sum of (i) the NEO’s annual base salary, (ii) the average of annual incentive compensation actually paid to the NEO with respect to the three completed years preceding the date of termination and (iii) the aggregate annual cost of benefits, times the named executive officer’s severance multiple as follows: two times (or, in the case of Messrs. Brover, Maloney and Malhotra, one times) for non-change of control and three times (or, in the case of Messrs. Brover, Maloney, and Malhotra, two times) for change of control.
(3)	This row represents the value of restricted stock unit awards that would automatically vest upon a termination due to death or disability and the value restricted stock unit awards upon a termination following a change of control. Except as provided below, in the event of a change of control, unless otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award such award will continue in accordance with its applicable terms and not be accelerated. Absent a change of control, in the event of involuntary termination, termination for “cause” or resignation for any reason, each restricted stock unit award will be forfeited. In the event of an involuntary termination other than for “cause” within 24 months following a change of control, each restricted stock unit award will immediately vest.
(4)	Following the termination of employment due to death, the Company provides the NEO’s spouse three months’ of premiums for medical and dental insurance in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).
(5)	Following the termination of employment due to disability, the Company provides the NEO a seven-month subsidy for premiums for medical and dental insurance in accordance with COBRA.

For the table above, the amount of potential payments to our NEOs in the event of a termination of their employment in connection with a change of control was calculated assuming that a change of control occurred on the last business day of Fiscal 2017 (April 29, 2017), each NEO’s employment terminated on that date due to involuntary termination without “cause” or for “good reason” and the successor company did not assume the NEO’s equity awards.

For a summary of the provisions of the employment agreements with our NEOs that were effective as of April 29, 2017 and the outstanding equity awards that were held by our NEOs as of April 29, 2017, and therefore affect the amounts set forth in the table above in the event of involuntary termination without “cause” or for “good reason” or a “change of control”, see the discussions in the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Agreements and Individual Arrangements with our NEOs-Employment Agreements-General Provisions” and “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Agreements and Individual Arrangements with our NEOs-Employment Agreements-Severance and Change of Control Benefits” sections of this Proxy Statement.

Director Compensation

Annual Retainer

Each non-employee director receives an annual Board of Directors retainer fee of $65,000, paid in quarterly installments. The Lead Director of the Board of Directors receives an additional $25,000 annual retainer. Audit Committee members receive an additional $15,000 annual retainer, and the Chair of the Audit Committee receives an additional $30,000 annual retainer. Compensation Committee members receive an additional $10,000 annual retainer, and the Chair of the Compensation Committee receives an additional $20,000 annual retainer. Corporate Governance and Nominating Committee members receive an additional $10,000 annual retainer, and the Chair of the Corporate Governance and Nominating Committee receives an additional $17,500 annual retainer. As discussed in “Corporate Governance – Meetings and Committees of the Board of Directors,” the Board of Directors formed the Special Committee in January 2016. Members of the Special Committee received an additional $20,000 monthly retainer for the months in which they served. All retainer fees are paid quarterly in cash. Directors who are our employees will not receive additional compensation for serving on our Board of Directors or its committees. All directors are also reimbursed for travel, lodging and related expenses incurred in attending Board of Directors meetings.

Equity Compensation

Each non-employee director is eligible for equity award grants under the Company’s Equity Incentive Plan. In Fiscal 2017, these awards were in the form of restricted stock units with a grant date value of $120,000 for each non-employee director. Such awards vest after one year. Directors have the option to defer receipt of such awards under the Company’s director’s deferral plan.

Stock Ownership Guidelines

The Board of Directors has adopted Director Stock Ownership Guidelines, which require each director to maintain a minimum stock ownership amount equal to four times the annual retainer of $65,000, or $260,000. Directors have a three-year period to achieve the minimum ownership level. Shares beneficially owned by the Director and vested shares or units are deemed to be owned.

DIRECTOR COMPENSATION

Name	Paid in Cash	Number of Restricted Stock Units (Number of Shares)	Value	Total Compensation
Daniel A. DeMatteo	$90,000	12,371	$119,999	$209,999
David G. Golden	$100,000	12,371	$119,999	$219,999
John R. Ryan (1)	$297,500	12,371	$119,999	$417,499
Jerry Sue Thornton (1)	$265,000	12,371	$119,999	$384,999
David A. Wilson	$105,000	12,371	$119,999	$224,999

(1)	Includes additional amounts received in connection with services on the Special Committee as described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures Governing Related Person Transactions

Our Audit Committee of the Board of Directors of Directors utilizes procedures in evaluating the terms and provisions of proposed related party transactions or agreements in accordance with the fiduciary duties of directors under Delaware law. Our related party transaction procedures contemplate Audit Committee review and approval of all new agreements, transactions or courses of dealing with related parties, including any modifications, waivers or amendments to existing related party transactions. We conduct tests to ensure that the terms of related party transactions are at least as favorable to us as could have been obtained from unrelated parties at the time of the transaction. The Audit Committee considers, at a minimum, the nature of the relationship between us and the related party, the history of the transaction (in the case of modifications, waivers or amendments), the terms of the proposed transaction, our rationale for entering into the transaction and the terms of comparable transactions with unrelated third parties. In addition, management and internal audit annually analyze all existing related party agreements and transactions and review them with the Audit Committee.

Related Party Transactions

We believe that the transactions and agreements discussed below between us and related third parties are at least as favorable to us as could have been obtained from unrelated parties at the time they were entered into.

MBS Supply Agreement. We have a long-term supply agreement (“Supply Agreement”) with MBS Textbook Exchange, LLC (“MBS”), which was majority owned by Leonard Riggio (“Mr. Riggio”), who is a principal owner holding substantial shares of our common stock, and other members of the Riggio family. As discussed below, we acquired MBS in February 2017, and it is now a wholly-owned subsidiary of the Company. The Supply Agreement was terminated at the time of the acquisition. Total purchases from MBS were $93.0 million (amount prior to returns which occurred subsequent to the February 27, 2017 acquisition date), $58.0 million, and $54.4 million for Fiscal 2017, Fiscal 2016 and Fiscal 2015, respectively. Additionally, the Supply Agreement provides that we may sell to MBS certain textbooks that we cannot return to suppliers or use in our stores. MBS pays us commissions based on the volume of these textbooks sold to MBS each year and with respect to the textbook requirements of certain distance learning programs that MBS fulfills on our behalf. MBS paid us $7.4 million, $5.0 million, and $5.5 million related to these commissions in Fiscal 2017, Fiscal 2016 and Fiscal 2015, respectively. We also entered into an agreement with MBS in Fiscal 2011 pursuant to which MBS purchases books from us, which have no resale value for a flat rate per box. Total sales to MBS under this program were $0.3 million, $0.6 million, and $0.4 million for Fiscal 2017, Fiscal 2016 and Fiscal 2015, respectively.

MBS Lease. MBS leases its main warehouse and distribution facility located in Columbia, Missouri from MBS Realty Partners, L.P., which is majority-owned by Mr. Riggio, with the remaining ownership by other sellers of MBS. The lease was originally entered into in 1991 and included a renewal option which extended the lease term through September 1, 2023. Based upon a valuation performed as of the acquisition date, the lease was determined to be favorable from a lessee perspective with below market rent. Rental payments to MBS Realty Partners L.P. were approximately $230,000 from the acquisition date, February 27, 2017 through April 29, 2017.

MBS Acquisition. On February 27, 2017, the Company, Ellar LLC (“Ellar”), Mr. Riggio and the other unitholders of Ellar party thereto (the “Unitholders”) and Ellar, as the designated representative, entered into a Purchase Agreement (the “Purchase Agreement”). In the Purchase Agreement, Ellar and the Unitholders are referred to, collectively, as the “MBS Parties.” Pursuant to the terms and subject to the conditions of the Purchase Agreement, the Company acquired 100% of the equity interests of MBS from Ellar (the “Transaction”), for total consideration of $187.0 million. The Purchase Agreement was executed, and the Transaction closed, on the same day.

The Purchase Agreement contains customary representations and warranties made by the MBS Parties and customary non-compete provisions applicable to the MBS Parties. Subject to certain exceptions and other provisions, the Company and the MBS Parties have agreed to indemnify each other for breaches of representations and warranties, breaches of covenants and certain other matters.

Prior to the Transaction, MBS was privately held and majority-owned by Mr. Riggio, who also owns approximately 16% of BNED’s outstanding shares. The Board of Directors established the Special Committee to evaluate the MBS acquisition opportunity, negotiate the terms and make a recommendation to the Board of Directors. The Special Committee retained independent financial and legal advisors. Both the Special Committee and the full Board of Directors approved the Transaction unanimously.

AUDIT RELATED MATTERS

Independent Registered Public Accountants

The Audit Committee has retained Ernst & Young LLP (“E&Y”) as the Company’s independent auditor for the fiscal year 2018. E&Y served as our independent auditors for Fiscal 2017, and has served as the independent auditor for Barnes & Noble since 2013. E&Y, as the independent registered public accountants, examine annual financial statements and provide tax-related services for the Company.

Audit Fees. For Fiscal 2017 and Fiscal 2016, the Company was billed $1,482,200 and $1,457,359, respectively, by E&Y for audit services, including (a) the annual audit (including quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of the Company’s internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events, (d) international statutory audits, and (e) services that only the independent auditor reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC and review of draft responses to SEC comment letters. The audit fees for Fiscal 2016 include services for the audits of the carve-out financial statements and related services in connection with the Spin-Off.

Audit-Related Fees. For both Fiscal 2017 and Fiscal 2016, the Company was billed $44,000 by E&Y for sales audits. For Fiscal 2016, the Company was billed $30,000 for the employee benefit plan audit.

Tax Fees. For Fiscal 2017, the Company was billed $1,500 by E&Y for services related to consultation on tax matters. For Fiscal 2016, the Company did not engage E&Y for services related to tax compliance or consultation on tax matters.

All Other Fees. For both Fiscal 2017 and Fiscal 2016, the Company was billed $1,995 by E&Y for fees related to licensed accounting research software.

Pre-approval Policies and Procedures. The Audit Committee Charter adopted by the Board of Directors requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. The Audit Committee has approved all of the services provided by E&Y referred to above. The Audit Committee has also authorized the Company’s management in advance to engage the Company’s independent registered public accountants from time to time in the future to perform certain services in areas pre-approved by the Audit Committee that at any one time will not involve more than $25,000 per project and more than $100,000 in the aggregate.

Audit Committee Report

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

With regard to the fiscal year ended April 29, 2017, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of April 29, 2017, and for the year then ended; (ii) discussed with Ernst & Young LLP, the independent auditors, the matters required by Public Company Accounting Oversight Board of Directors (“PCAOB”) AU Section 380, Communications with Audit Committees; (iii) received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Ernst & Young LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 29, 2017, for filing with the Securities and Exchange Commission.

Audit Committee

David A. Wilson, Chair
Daniel A. DeMatteo
David G. Golden

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS

After careful consideration, the Board of Directors recommends that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board of Directors and provide that all Directors elected at or after the 2018 annual meeting of stockholders be elected on an annual basis (the “Declassification Amendment”) as described below and set forth on Appendix A to this Proxy Statement.

The Declassification Amendment

Article V, Section 1 of the Certificate of Incorporation currently provides that the Board of Directors shall be classified into three staggered classes, with each class to hold office for a three-year term. If the Company’s stockholders approve the Declassification Amendment at this meeting, the annual election of Directors would begin with the Directors elected at the 2018 annual meeting of stockholders. Under Delaware law, the Declassification Amendment cannot operate to remove a Director or shorten the term of a Director. If Proposal Two is approved, and once the Certificate of Amendment is effective, in order to make the declassification of the Board of Directors effective at the 2018 annual meeting of stockholders, each member of our Board of Directors whose term does not expire at the 2018 annual meeting (the Class I and Class II directors) will resign and be re-appointed to a term that will expire at the 2018 annual meeting of stockholders. All six directors will then stand for election to a one-year term at the 2018 annual meeting of stockholders.

Declassification of the Board of Directors requires changes to Article V, Section 1 and a conforming change to Article V, Section 3 of the Company’s Certificate of Incorporation to remove the reference to the classified Board of Directors structure. The text of the revised Article V, Sections 1 and 3 of the Company’s Certificate of Incorporation, marked to show the proposed deletions and insertions, is attached as Appendix A to this proxy statement. This description of the proposed amendments to the Certificate of Incorporation is only a summary of that amendment and is qualified in its entirety by reference to the actual text of Article V, Sections 1 and 2 as proposed to be amended. If adopted, the Declassification Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which will be done as soon as practicable following the Annual Meeting.

If the stockholders vote to approve the Declassification Amendment, certain conforming changes to the Company’s Amended and Restated By-laws to remove the reference to the classified Board of Directors structure will be necessary. The Board of Directors has approved those amendments, subject to the stockholders voting to approve the Declassification Amendment.

Background of the Proposal

The Board of Directors is committed to good corporate governance and has considered the advantages and disadvantages of maintaining a classified Board of Directors structure. At the time of our Spin-Off from our former parent company, Barnes & Noble, Inc., in August 2015, the Board of Directors believed that a classified Board of Directors structure was an important piece of the Company’s governance structure in order to promote continuity and stability, and was in the best interests of the Company and its stockholders. At the same time, the Board of Directors recognizes that many investors view classified Board of Directors as having the effect of reducing the accountability of directors to stockholders because classified Board of Directors limit the ability of stockholders to evaluate and elect all directors on an annual basis. After careful consideration of the issue and taking into account feedback from stockholders, the Board of Directors has determined that amending the Certificate of Incorporation to provide for the annual election of Directors beginning at the 2018 annual meeting of stockholders is in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of a majority of the outstanding shares entitled to vote on this matter is required to adopt the Declassification Amendment. Abstentions and broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE DECLASSIFICATION AMENDMENT TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS BEGINNING WITH THE 2018 ANNUAL MEETING OF STOCKHOLDERS.

Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board of Directors’ recommendation.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Company’s executive compensation program is designed to advance the philosophy of the Compensation Committee of the Board of Directors of paying for performance, paying competitively and aligning pay to business objectives and the Company’s long-term strategy. To align executive pay with both the Company’s financial performance and long-term strategy, a significant portion of the NEOs’ compensation is based on the performance of the Company, and the compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through base salary and annual incentive compensation. Annual performance is measured principally by the Company’s EBITDA (in each case, as defined in this Proxy Statement) and individual performance goals. Long-term performance is rewarded through equity-based awards, the value of which is based upon the performance of the Company’s Common Stock price.

The Compensation Committee and the Board of Directors believe that the Company’s Fiscal 2017 executive compensation program aligned well with the Compensation Committee’s philosophy and sufficiently linked to the Company’s performance.

For additional information on the Company’s executive compensation program and how it reflects the Compensation Committee’s philosophy and is linked to the Company’s performance, see the “Compensation Discussion and Analysis” herein.

We are asking for stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under the Compensation Discussion and Analysis above, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis above, the compensation tables and narrative discussion be, and hereby is, approved.

Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board of Directors’ recommendation.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of Ernst & Young LLP, which firm was engaged as independent registered public accountants for Fiscal 2017, to audit the financial statements of the Company for the Company’s 2018 fiscal year ending April 28, 2018. A proposal to ratify this appointment is being presented to the stockholders at the Annual Meeting. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS CONSIDERS ERNST & YOUNG LLP TO BE WELL QUALIFIED AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10-percent of the Common Stock, to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 and 5) with the SEC. Executive officers, directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

Based solely on a review of these reports and written representations from the executive officers and directors, the Company believes that there was compliance with all such filing requirements for the fiscal year ended April 29, 2017, except the Form 4 reflecting the shares of Common Stock withheld to satisfy applicable tax withholding obligations for Thomas D. Donohue.

OTHER MATTERS

Other Matters Brought Before the Annual Meeting

As of the date of this Proxy Statement, the Company does not intend to present any business for action at the Annual Meeting other than as described in this Proxy Statement, and the Company has not been notified of any stockholder proposals intended to be raised at the Annual Meeting.

Proxy Solicitation

Proxies are being solicited through the mail, in person, by telephone, email, the Internet or other electronic means. The Company will pay all solicitation expenses in connection with this Proxy Statement and related proxy soliciting material of the Board of Directors, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Board of Directors’ solicitation of proxies. In addition, the Company has retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $17,500, plus reimbursement for out-of-pocket expenses.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons for their expenses in connection with the foregoing activities.

Financial and Other Information

The Company’s Annual Report for Fiscal 2017, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals

Proposals of stockholders intended to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in 2018 must be received by the Company’s Corporate Secretary, at Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920, no later than April 19, 2018.

In addition, the Company’s By-laws provide that, in order for a stockholder to propose business for consideration at such meeting, such stockholder must deliver written notice to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the annual meeting. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) any material interest of the proposing stockholder in such business. Similar notice must be given with respect to any stockholder nominees for director. Accordingly, the business of the annual meeting of stockholders to be held in 2018 shall not include voting on any stockholder nominee or proposal if proper notice as to such nominee or proposal is not properly delivered to the Company in accordance with the Company’s By-laws.

The delivery of this Proxy Statement after the date of this Proxy Statement shall, under no circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Proxy Statement. Other than the Company and the Company’s proxy solicitor, no person has been authorized by the Board of Directors to give you any information or to make any representations in connection with the solicitation of proxies by the Board of Directors, and if any such information is given or any such representations are made, they must not be relied upon as having been authorized by the Board of Directors.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. A prompt response will be greatly appreciated.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

*    *    *

By Order of the Board of Directors Michael P. Huseby, Executive Chairman
August 17, 2017

APPENDIX A

Amendment to the Amended and Restated Certificate of Incorporation

of Barnes & Noble Education, Inc.

ARTICLE V

SECTION 1. The directors, other than those who may be elected by the holders of Preferred Stock pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of this Amended and Restated Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances, shall be ~~classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, one class initially to be elected~~ elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders ~~to be held in 2016, another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 2017 and another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 2018, with the members of each class to hold~~ and each director shall remain in office until ~~their successors have been elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election~~ his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise fixed by or pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

******

SECTION 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Amended and Restated Certification of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws of the Corporation (the “By-laws”). Any director elected in accordance with the preceding sentence of this Section 3 shall hold office until the next ~~third~~ annual meeting of the stockholders ~~next~~ following his or her election and until such director’s successor shall have been elected and qualified.

A-1

120 Mountain View Blvd., Basking Ridge, New Jersey 07920

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on September 19, 2017.

Vote by Internet • Go to www.envisionreports.com/BNED • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - -

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR”
PROPOSALS 2, 3 and 4.
1.	Election of Directors:	For	Withhold		For	Withhold

	01 - David G. Golden	☐	☐	02 - Jerry Sue Thornton	☐	☐
				For Against Abstain			For	Against	Abstain

2.	To approve an amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders.			☐ ☐ ☐	3.	Advisory vote on executive compensation.	☐	☐	☐

For Against Abstain

4.	Ratification of the Appointment of Ernst & Young LLP, as the independent registered public accountants for the Company for the fiscal year ending April 28, 2018.			☐ ☐ ☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                             02NTMC

PLEASE VOTE TODAY!

Regardless of whether you plan to attend the Annual Meeting of Stockholders,

you can be sure your shares are represented at the Annual Meeting by promptly voting.

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - -

Proxy — BARNES & NOBLE EDUCATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Barnes & Noble Education, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807, on September 20, 2017, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof, with the same effect as if the undersigned were personally present and voting such shares, on all matters as further described in the Proxy Statement or that may otherwise come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 17, 2017.

The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” each of the Board of Directors’ nominees, “FOR” Proposals 2, 3 and 4. Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Annual Meeting. In the event that any of the Board of Directors’ nominees named on the other side of this Proxy are unable to serve or for good cause will not serve, this Proxy confers discretionary authority to Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, to vote as recommended by the Board of Directors with respect to the election of any person to replace such nominee.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS
2, 3 and 4.
1.	Election of Directors:	For	Withhold		For	Withhold
	01 - David G. Golden	☐	☐	02 - Jerry Sue Thornton	☐	☐

				For Against Abstain			For	Against	Abstain

2.	To approve an amendment to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors beginning with the 2018 annual meeting of stockholders.			☐ ☐ ☐	3.	Advisory vote on executive compensation.	☐	☐	☐

For Against Abstain

4.	Ratification of the Appointment of Ernst & Young LLP, as the independent registered public accountants for the Company for the fiscal year ending April 28, 2018.			☐ ☐ ☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                 02NTNC

PLEASE VOTE TODAY!

Regardless of whether you plan to attend the Annual Meeting of Stockholders,

you can be sure your shares are represented at the Annual Meeting by promptly voting.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - -

Proxy — BARNES & NOBLE EDUCATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Barnes & Noble Education, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807, on September 20, 2017, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof, with the same effect as if the undersigned were personally present and voting such shares, on all matters as further described in the Proxy Statement or that may otherwise come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 17, 2017.

The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” each of the Board of Directors’ nominees, “FOR” Proposals 2, 3 and 4. Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Annual Meeting. In the event that any of the Board of Directors’ nominees named on the other side of this Proxy are unable to serve or for good cause will not serve, this Proxy confers discretionary authority to Mr. Barry Brover and Ms. Suzanne E. Andrews, and each of them individually, to vote as recommended by the Board of Directors with respect to the election of any person to replace such nominee.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)